                                                                   Exhibit 17(c)

[LOGO] Merrill Lynch   Investment Managers                       www.mlim.ml.com

                                                    Merrill Lynch
                                                    Global Allocation Fund, Inc.

Annual Report
October 31, 2003

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

A Letter From the President

                                    [PHOTO]

          Dear Shareholder

          As 2003 draws to a close, it seems appropriate to reflect on what has been a meaningful year in many respects. We saw the beginning and the end of all-out war in Iraq, global equity market uncertainty turned to strength and an economic slowdown that finally started to reverse trend in important areas around the globe.

          The U.S. economy benefited from stimulative monetary and fiscal policy, improving corporate profits and tightening credit spreads. Gross domestic product (GDP) growth rallied from a dismal 1.4% in the first quarter of the year to an extraordinary 8.2% in the third quarter. In Europe, the central bank initiated more active monetary policy in an effort to rouse economic growth. The economies of several Asian countries experienced strong growth in 2003. China, in particular, is expected to grow at an annualized rate of 8% for 2003 - 2004. Even Japan, the world's second-largest economy, finally appeared to be emerging from a long period of deflation.

          Equity markets have made a strong showing this year, rebounding from one of the most dismal three-year periods in history. The S&P 500 Index posted year-to-date and 12-month returns of +21.21% and +20.80%, respectively, as of October 31, 2003. The MSCI World Index, which measures the performance of equity markets in 23 developed countries worldwide, returned +23.39% year-to-date and +23.71% over the past 12 months.

          At Merrill Lynch Investment Managers, we believe the recent optimism suggests it is time for investors to consider "what can go right. "The long market downturn may have taken a toll on your investment portfolio. We encourage you to review your portfolio and your asset allocation strategy to ensure you are positioned to take advantage of potential investment opportunities.

          We thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to serving your financial needs in the months and years ahead.

                                                    Sincerely,


                                                    /s/ Terry K. Glenn
                                                    ----------------------------
                                                    Terry K. Glenn
                                                    President and Director

2          MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

We are pleased to present to you the management team of

          Merrill Lynch Global Allocation Fund, Inc.

                                    [PHOTO]

                                    [PHOTO]

                                Dennis Stattman
                            Senior Portfolio Manager

          Senior Portfolio Manager Dennis Stattman joined Merrill Lynch Investment Managers in 1989 and heads the Merrill Lynch Global Allocation Fund team. He received a bachelor's degree from the University of Virginia and an MBA from the University of Chicago. He is a CFA(R) charterholder.

          In addition to Mr. Stattman, the investment team includes Analysts Karen Morely Wescott, James Wei, Dan Chamby, Catharine Brady Rauscher and Lisa O'Donnell. Ms. Westcott received an MBA from Boston College and is a CFA charter-holder. Mr. Wei received a bachelor's degree from the California Institute of Technology and a master's degree and an MBA from the University of Chicago and is a CFA charterholder. Mr. Chamby holds a bachelor's degree from Duquesne University and an MBA from The Wharton School of the University of Pennsylvania and is a CFA charterholder. Ms. Rauscher earned a bachelor's degree from The Pennsylvania State University and an MBA from St. Joseph's University and is a CFA charterholder. Ms. O'Donnell received a bachelor's degree from the College of William and Mary and a Juris Doctorate from Rutgers University School of Law. The team has a combined 103 years of investment experience.

          ======================================================================
          Table of Contents
          ----------------------------------------------------------------------

          A Letter From the President .....................................    2
          A Discussion With Your Fund's Portfolio Manager .................    4
          Portfolio Information ...........................................    6
          Performance Data ................................................    8
          Schedule of Investments .........................................   13
          Financial Information ...........................................   31
          Financial Highlights ............................................   34
          Notes to Financial Statements ...................................   39
          Independent Auditors' Report ....................................   46
          Officers and Directors ..........................................   48

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003     3

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

A Discussion With Your Fund's Portfolio Manager

     The Fund significantly outperformed both its Reference Portfolio and its comparable Lipper category of Global Flexible Portfolio Funds, posting very strong absolute returns for the year.

          How did the Fund perform during the fiscal year in light of the existing market conditions?

          For the 12-month period ended October 31, 2003, Merrill Lynch Global Allocation Fund Inc.'s Class A, Class B, Class C and Class I Shares had total returns of +32.10%, +31.05%, +31.03% and +32.42%, respectively. The Fund outperformed its unmanaged benchmark, the Financial Times Stock Exchange (FTSE) World Index, which returned +24.91%, and its Reference Portfolio, which returned +18.21%, for the same period. Returns for each component of the Reference Portfolio for the 12 months ended October 31, 2003, were as follows: the unmanaged Standard & Poor's 500 (S&P 500) Index returned +20.80%; the unmanaged FTSE World Index (ex-U.S.) returned +30.27%; the Merrill Lynch Treasury Index GA05 returned +2.30%; and the Citigroup Non-USD World Government Bond Index returned +17.75%. The Fund also significantly outperformed its comparable Lipper category of Global Flexible Portfolio Funds, which posted an average return of +22.14% for the same 12-month period. Within the context of its historical performance, the Fund's absolute and relative returns for the fiscal year, although gratifying, are unusually large and should not be considered typical nor an indication of future results. (Fund results shown do not include sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 8 - 12 of this report to shareholders. A full description of the Reference Portfolio can be found on page 12 of this report to shareholders.)

          The Fund's outperformance reflected both the increased volatility of our asset mix and the nearly simultaneous success of many of the Fund's investment strategies, including our positioning of the portfolio for a rebound in global equity markets. Positive performance at the beginning of the 12-month period is largely attributed to an asset allocation strategy that included an overweight position in equities, especially U.S. stocks, and a significant underweighting in fixed income, particularly high-quality, long-term U.S. government bonds. The U.S. equity market, driven by positive economic and earnings news, broadly outperformed international markets. During the latter half of the period, the Fund maintained a slightly overweight-to-neutral equity weighting compared to its Reference Portfolio, and benefited from the continued broad-based appreciation in the U.S. and global equity markets, notably in Asia. For the 12-month period as a whole, performance was further enhanced by effective stock selection.

          Although underweight versus the Reference Portfolio in fixed income in general, the make-up of the Fund's fixed income portfolio also contributed favorably to performance for the year. The Fund had significant exposure to U.S. corporate and high-yield securities, in addition to European and Canadian sovereign debt, reflecting our belief that these securities would outperform U.S. Treasury issues. Our outlook was realized over the period as corporate bonds rallied, enjoying their strongest returns in more than a decade, and yield spreads narrowed from the record levels seen in October 2002. The contraction in spreads was prompted by economic revitalization, rapidly declining default rates and improving investor confidence in the corporate and high-yield sectors.

          What changes were made to the portfolio during the period?

          We continued to focus on attractively valued stocks, particularly in the United States and Asia. Our strategy included taking profits in those stocks that outperformed, notably in the information technology and financials sectors in the earlier part of the fiscal year, and in materials and industrials sectors later in the fiscal year.

          As of October 31, 2003, the Fund's equity weighting was relatively neutral to that of its Reference Portfolio at 59.8% of net assets, down from its overweight position of 62.8% at the beginning of the fiscal year. The Fund's equity exposure peaked at nearly 65% of net assets in February and March 2003. We reduced our allocation to a relatively neutral position by gradually taking profits as global equity markets rebounded during the second half of the Fund's fiscal year. The neutral equity allocation at the close of

4          MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003
          the period reflected a reduction in our U.S. and European equity exposure, which was partially offset by a significant increase in our Asian equity exposure in the last six months of the period.

          The Fund's U.S. equity weighting decreased during the fiscal year from an overweight of 38.6% of net assets to an underweight of 31.6%, while the Fund's non-U.S. equity exposure increased from a relatively neutral weighting of 24.2% of net assets to an overweight of 28.2%. Also during the period, the Fund's exposure to European equities decreased from 12.6% of net assets to 9.5%, and our Asian equity exposure increased from 10.7% of net assets to 16.7%. We increased the Fund's overweight position in Asian equities, notably in Japan, as global economies recovered and securities remained inexpensive relative to other markets, particularly to U.S. equities.

          The Fund was significantly underweight in fixed income securities during the fiscal year with 21.1% of net assets invested in bonds worldwide as of October 31, 2003. This compared to the Reference Portfolio's fixed income allocation of 40%. Early in the year, we increased the Fund's position in euro-denominated bonds and U.S.-denominated corporate debt and added positions in Canadian sovereign debt. Later in the year, we reduced our overall fixed income weighting by taking profits in the corporate and high-yield securities as these markets appreciated. (Please note that the Fund's U.S. fixed income exposure includes bonds of non-U.S. issuers denominated in U.S. dollars.)

          Approximately 6.6% of the Fund's net assets were invested in convertible securities as of October 31, 2003, compared to 5.6% at the beginning of the period. These securities are reported as a portion of the Fund's fixed income securities, although some of these securities may tend to perform similar to equities. Cash reserves during the year increased from 15.5% of net assets at the start of the period to 19.1% as of October 31, 2003. Cash is actively managed and is an integral part of the Fund's investment strategy. Essentially, cash can be considered zero-duration fixed income investments, and includes short-term U.S. dollar and non-U.S. dollar fixed income securities and other money market-type instruments.

          How would you characterize the portfolio's position at the close of the period?

          Compared to its Reference Portfolio, the Fund ended the period relatively neutral in equities, significantly underweight in fixed income securities and overweight in cash reserves. Within the equity segment, the Fund was underweight in U.S. and European stocks as of October 31, 2003 and overweight in Asian stocks.

          In terms of sector allocations, the Fund remained overweight in the energy, materials and telecommunications and underweight in industrials, consumer discretionary, technology, health care, consumer staples, utilities and financials. The Fund ended the fiscal year with little exposure to long-term, high-grade fixed income securities. We find the yields on these instruments to be unattractive given the associated risk of future interest rate increases.

          As for currency exposure, we ended the period underweight in the Japanese yen and overweight in the U.S. dollar, with slightly overweight positions in the Australian dollar, South Korean won, Indian rupee and Canadian dollar. The Fund's overweight in the U.S. dollar can be largely explained by its below-benchmark exposure to the Japanese yen.

          At the close of the period, the portfolio's equity weighting was higher than during most of its history. For that reason, we expect that the Fund may exhibit a somewhat higher beta versus the S&P 500 Index and higher volatility in net asset value than historically has been the case. Nevertheless, given the Fund's current positioning, we believe that both of these measures should remain below those typical of most all-equity funds in most market conditions.

          Dennis Stattman
          Vice President and Senior Portfolio Manager

          November 15, 2003

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003     5

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Portfolio Information (unaudited)

--------------------------------------------------------------------------------
Worldwide Investments As of 10/31/03
--------------------------------------------------------------------------------

          Breakdown of Stocks &
          Fixed Income Securities                 Percent of
          by Country                              Net Assets+
          ---------------------------------------------------
          United States .......................     62.0%*
          Japan ...............................      8.1
          Germany .............................      6.5
          United Kingdom ......................      5.7*
          Canada ..............................      3.3
          Australia ...........................      2.8*
          France ..............................      2.7
          Netherlands .........................      2.2
          India ...............................      1.9
          South Korea .........................      1.6
          Switzerland .........................      1.1
          Italy ...............................      0.9
          Thailand ............................      0.8
          Europe ..............................      0.7
          Hong Kong ...........................      0.6
          Sweden ..............................      0.5*
          Mexico ..............................      0.4
          Brazil ..............................      0.4
          Singapore ...........................      0.3
          Cayman Islands ......................      0.3
          Luxembourg ..........................      0.2
          Indonesia ...........................      0.2
          Denmark .............................      0.2
          Israel ..............................      0.2
          New Zealand .........................      0.2
          Ireland .............................      0.1
          Taiwan ..............................      0.1
          Spain ...............................      0.1
          South Africa ........................      0.1
          Finland .............................      0.0**
          Russia ..............................      0.0**
          ---------------------------------------------------

          +    Total may not equal 100%.
          *    Includes investments in short-term securities.
          **   Holdings are less than 0.1%.

          Five Largest Industries*                Percent of
          (Equity Investments)                    Net Assets
          --------------------------------------------------
          Insurance ...........................      7.0%
          Oil & Gas ...........................      4.9
          Metals & Mining .....................      4.4
          Pharmaceuticals .....................      3.3
          Commercial Banks ....................      3.3
          --------------------------------------------------

          * For Fund compliance purposes, "Industries" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These industry classifications are unaudited.

          Ten Largest Holdings                    Percent of
          (Equity Investments)                    Net Assets
          --------------------------------------------------
          Millea Holdings, Inc.................      1.5%
          Mitsui Sumitomo Insurance
          Company, Limited ....................      1.4
          Microsoft Corporation ...............      1.1
          Computer Associates
          International, Inc. .................      1.1
          General Electric Company ............      1.0
          Citigroup Inc. ......................      0.9
          Pfizer Inc. .........................      0.9
          NIPPONKOA Insurance Company,
          Limited .............................      0.9
          American International
          Group, Inc. .........................      0.8
          Tyson Foods,Inc.(Class A) ...........      0.8
          --------------------------------------------------

6          MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Portfolio Information (unaudited)(concluded)

--------------------------------------------------------------------------------
Overall Asset Exposure As of 10/31/03
--------------------------------------------------------------------------------

                                                                Percent of Fund's Net Assets   Reference Portfolio++
                                                                ----------------------------        Percentages
                                                                     10/31/03   4/30/03
          ==========================================================================================================
          U.S. Equities                                                31.6%     38.2%                  36.0%
          ----------------------------------------------------------------------------------------------------------
          European Equities                                             9.5      12.6                   14.2
          ----------------------------------------------------------------------------------------------------------
          Pacific Basin Equities                                       16.7      10.4                    7.8
          ----------------------------------------------------------------------------------------------------------
          Other Equities                                                2.0       1.8                    2.0
          ----------------------------------------------------------------------------------------------------------
          Total Equities                                               59.8*     63.0*                  60.0
          ==========================================================================================================

          ==========================================================================================================
          U.S. Dollar Denominated Fixed Income Securities              11.7      14.3                   24.0
          ----------------------------------------------------------------------------------------------------------
             U.S. Issuers                                               9.9      12.4                     --
          ----------------------------------------------------------------------------------------------------------
             Non-U.S. Issuers                                           1.8       1.9                     --
          ----------------------------------------------------------------------------------------------------------
          Non-U.S. Dollar Denominated Fixed Income Securities           9.4      10.2                   16.0
          ----------------------------------------------------------------------------------------------------------
          Total Fixed Income Securities                                21.1+     24.5+                  40.0
          ==========================================================================================================

          ==========================================================================================================
          Cash & Cash Equivalents**                                    19.1      12.5                     --
          ==========================================================================================================

          *    Includes value of Financial Futures Contracts.
          **   Cash & Cash Equivalents are reduced by the market (or nominal)
               value of long financial futures contracts.
          +    Includes Preferred Stock.
          ++   The Reference Portfolio is an unmanaged weighted index comprised as follows: 36% of the Standard & Poor's 500 Index; 24% FTSE
               World Index (Ex-U.S.) Equities; 24% Merrill Lynch Treasury Index
               GA05; and 16% Citigroup World Government Bond Index (Ex-U.S.).
               Descriptions of these Indexes can be found on page 12 of this report to shareholders in the "Recent Performance Results" section.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003     7

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Performance Data

--------------------------------------------------------------------------------
About Fund Performance
--------------------------------------------------------------------------------

          Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. Investors are able to purchase shares of the Fund through multiple pricing alternatives:

          . Class A Shares incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

          . Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after six years. All Class B Shares purchased prior to June 1, 2001 will maintain the four-year schedule. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years. (There is no initial sales charge for automatic share conversions.)

          . Class C Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

          . Class I Shares incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class I Shares are available only to eligible investors.

          . Class R Shares do not incur a maximum sales charge (front-end load) or a deferred sales charge. These shares are subject to a distribution fee of 0.25% and an account maintenance fee of 0.25%. Class R Shares are available only to certain retirement plans.

          None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Fund's Investment Adviser voluntarily waived a portion of its management fee. Without such a waiver, the Fund's performance would have been lower.

8          MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

--------------------------------------------------------------------------------
TOTAL RETURN BASED ON A $10,000 INVESTMENT
--------------------------------------------------------------------------------

                             [GRAPHIC APPEARS HERE]

          *    Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
          **   Commencement of operations.
          +    ML Global Allocation Fund, Inc. invests in a portfolio of U.S.
               and foreign issues, whose composition varies with respect to types of securities and markets in response to changing market and economic trends.
          ++   This unmanaged capitalization-weighted Index is comprised of
               2,200 equities from 24 countries in 12 regions, including the United States. The starting date for the Index in the Class A and Class C Shares' graph is from 10/31/94.
          +++  The Reference Portfolio is an unmanaged weighted Index comprised as follows: 36% of the Standard & Poor's 500 Index; 24% FTSE
               World Index (Ex-U.S.) Equities; 24% Merrill Lynch Treasury Index
               GA05; and 16% Citigroup World Government Bond Index (Ex-U.S.).
               Descriptions of these Indexes can be found on page 12 of this report to shareholders in the "Recent Performance Results" section. The starting date for the Reference Portfolio in the Class A and Class C Share's graph is from 10/31/94.

     Past performance is not predictive of future results.

--------------------------------------------------------------------------------
Average Annual Total Return
--------------------------------------------------------------------------------

                                               % Return Without   % Return With
                                                 Sales Charge     Sales Charge**
          ======================================================================
          Class A Shares*
          ======================================================================
          One Year Ended 10/31/03                   +32.10%           +25.17%
          ----------------------------------------------------------------------
          Five Years Ended 10/31/03                 +11.47            +10.27
          ----------------------------------------------------------------------
          Inception (10/21/94) through
          10/31/03                                  +10.97            +10.31
          ----------------------------------------------------------------------

          *    Maximum sales charge is 5.25%.
          **   Assuming maximum sales charge.

                                                   % Return         % Return
                                                 Without CDSC       With CDSC**
          ======================================================================
          Class C Shares*
          ======================================================================
          One Year Ended 10/31/03                   +31.03%           +30.03%
          ----------------------------------------------------------------------
          Five Years Ended 10/31/03                 +10.60            +10.60
          ----------------------------------------------------------------------
          Inception (10/21/94) through
          10/31/03                                  +10.10            +10.10
          ----------------------------------------------------------------------

          *    Maximum contingent deferred sales charge is 1% and is reduced to
               0% after one year.
          **   Assuming payment of applicable contingent deferred sales charge.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003     9

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Performance Data (continued)

--------------------------------------------------------------------------------
TOTAL RETURN BASED ON A $10,000 INVESTMENT
--------------------------------------------------------------------------------

                             [GRAPHIC APPEARS HERE]

          * Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
          + ML Global Allocation Fund, Inc. invests in a portfolio of U.S. and foreign issues, whose composition varies with respect to types of securities and markets in response to changing market and economic trends.
          ++ This unmanaged capitalization-weighted Index is comprised of 2,200 equities from 24 countries in 12 regions, including the United States.
          +++ The Reference Portfolio is an unmanaged weighted Index comprised as follows: 36% of the Standard & Poor's 500 Index; 24% FTSE World Index (Ex-U.S.) Equities; 24% Merrill Lynch Treasury Index GA05; and 16% Citigroup World Government Bond Index (Ex-U.S.). Descriptions of these Indexes can be found on page 12 of this report to shareholders in the "Recent Performance Results" section.

               Past performance is not predictive of future results.

--------------------------------------------------------------------------------
Average Annual Total Return
--------------------------------------------------------------------------------

                                                        % Return       % Return
                                                      Without CDSC   With CDSC**
          ======================================================================
          Class B Shares*
          ======================================================================
          One Year Ended 10/31/03                        +31.05%       +27.05%
          ----------------------------------------------------------------------
          Five Years Ended 10/31/03                      +10.62        +10.36
          ----------------------------------------------------------------------
          Ten Years Ended 10/31/03                       + 9.20        + 9.20
          ----------------------------------------------------------------------

          *    Maximum contingent deferred sales charge is 4% and is reduced to
               0% after six years.
          **   Assuming payment of applicable contingent deferred sales charge.

                                               % Return Without    % Return With
                                                 Sales Charge     Sales Charge**
          ======================================================================
          Class I Shares*
          ======================================================================
          One Year Ended 10/31/03                   +32.42%           +25.47%
          ----------------------------------------------------------------------
          Five Years Ended 10/31/03                 +11.76            +10.56
          ----------------------------------------------------------------------
          Ten Years Ended 10/31/03                  +10.33            + 9.73
          ----------------------------------------------------------------------

          *    Maximum sales charge is 5.25%.
          **   Assuming maximum sales charge.

10         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

--------------------------------------------------------------------------------
TOTAL RETURN BASED ON A $10,000 INVESTMENT
--------------------------------------------------------------------------------

                             [GRAPHIC APPEARS HERE]

          *    Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
          **   Commencement of operations.
          +    ML Global Allocation Fund, Inc. invests in a portfolio of U.S.
               and foreign issues, whose composition varies with respect to types of securities and markets in response to changing market and economic trends.
          ++   This unmanaged capitalization-weighted Index is comprised of
               2,200 equities from 24 countries in 12 regions, including the United States. The starting date for the Index in the Class R
               Shares' graph is from 1/31/03.
          +++  The Reference Portfolio is an unmanaged weighted Index comprised as follows: 36% of the Standard & Poor's 500 Index; 24% FTSE
               World Index (Ex-U.S.) Equities; 24% Merrill Lynch Treasury Index
               GA05; and 16% Citigroup World Government Bond Index (Ex-U.S.).
               Descriptions of these Indexes can be found on page 12 of this report to shareholders in the "Recent Performance Results" section. The starting date for the Reference Portfolio in the Class R Shares' graph is from 1/03/03.

     Past performance is not predictive of future results.

--------------------------------------------------------------------------------
Aggregate Total Return
--------------------------------------------------------------------------------

                                                                % Return Without
                                                                  Sales Charge
              ==================================================================
              Class R Shares
              ==================================================================
              Inception (1/03/03) through 10/31/03                   +24.57%
              ------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    11

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Performance Data (concluded)

--------------------------------------------------------------------------------
Recent Performance Results
--------------------------------------------------------------------------------

                                                                                                           Ten-Year/
                                                                         6-Month       12-Month         Since Inception
          As of October 31,2003                                       Total Return   Total Return        Total Return
          ================================================================================================================
          ML Global Allocation Fund, Inc.-- Class A Shares*              +19.54%        +32.10%            +155.86%
          ----------------------------------------------------------------------------------------------------------------
          ML Global Allocation Fund, Inc.-- Class B Shares*              +19.07         +31.05             +141.21
          ----------------------------------------------------------------------------------------------------------------
          ML Global Allocation Fund, Inc.-- Class C Shares*              +19.05         +31.03             +138.38
          ----------------------------------------------------------------------------------------------------------------
          ML Global Allocation Fund, Inc.-- Class I Shares*              +19.61         +32.42             +167.18
          ----------------------------------------------------------------------------------------------------------------
          ML Global Allocation Fund, Inc.-- Class R Shares*              +19.65             --             + 24.57
          ----------------------------------------------------------------------------------------------------------------
          FTSE World Index**                                             +20.33         +24.91       +90.05/+75.00/+28.14
          ----------------------------------------------------------------------------------------------------------------
          Reference Portfolio***                                         +12.69         +18.21       +106.64/+97.77/+18.38
          ----------------------------------------------------------------------------------------------------------------
          U.S. Stocks: Standard & Poor's 500 Index****                   +15.62         +20.80      +169.68/+163.97/+17.36
          ----------------------------------------------------------------------------------------------------------------
          Non-U.S. Stocks: FTSE World Index (Ex-U.S.) Equities*****      +26.44         +30.27       +45.64/+30.83/+33.01
          ----------------------------------------------------------------------------------------------------------------
          U.S. Bonds: ML Treasury Index GA05+                            + 0.43         + 2.30        +80.55/+89.60/+2.69
          ----------------------------------------------------------------------------------------------------------------
          Non-U.S. Bonds: Citigroup World Government
             Bond Index (Ex-U.S.)++                                      + 5.34         +17.75       +80.40/+65.20/+12.10
          ----------------------------------------------------------------------------------------------------------------

          * Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's ten year/since inception periods are for ten years for Class B & Class I Shares, from 10/21/94 for Class A & Class C Shares and from 1/03/03 for Class R Shares.
          ** This unmanaged broad-based capitalization-weighted Index is comprised of 2,200 equities from 24 countries in 12 regions, including the United States. Ten-year/since inception total returns are for ten years, from 10/31/94 and from 1/31/03, respectively.
          *** The Reference Portfolio is an unmanaged weighted Index comprised as follows: 36% of the Standard & Poor's 500 Index; 24%. FTSE World Index (Ex-U.S.) Equities; 24% Merrill Lynch Treasury Index GAO5; and 16% Citigroup World Government Bond Index (Ex-U.S.). Ten-year/since inception total returns are for ten years, from 10/31/94 and from 1/31/03, respectively.
          **** This unmanaged broad-based Index is comprised of common stocks.
               Ten-year/since inception total returns are for ten years, from 10/21/94 and from 1/03/03, respectively.
          ***** This unmanaged capitalization-weighted Index is comprised of 1,631 companies in 28 countries, excluding the United States. Ten-year/since inception total returns are for ten years, from 10/31/94 and from 1/03/03, respectively.
          + This unmanaged index is designed to track the total return of the current coupon five-year U.S. Treasury bond. Ten-year/since inception total returns are for ten years, from 10/31/94 and from 1/03/03, respectively.
          ++ This unmanaged market capitalization-weighted Index tracks ten government bond indexes, excluding the United States. Ten-year/since inception total returns are for ten years, from 10/31/94 and from 1/03/03, respectively.

12         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Schedule of Investments

                                                                                                         Value        Percent of
Country    Industry+                   Shares Held  Common Stocks                                  (in U.S. dollars)  Net Assets
================================================================================================================================
Australia  Commercial Banks               450,700   Westpac Banking Corporation Limited               $  5,164,676        0.1%
           ---------------------------------------------------------------------------------------------------------------------
           Food Products                4,279,500   Burns, Philp & Company Limited (c)                   1,913,007        0.0
           ---------------------------------------------------------------------------------------------------------------------
           Metals & Mining              5,683,854   BHP Billiton Limited                                47,266,507        0.7
                                        2,138,791   Blue Scope Steel Limited                             8,225,279        0.1
                                        1,109,000   Rio Tinto Limited                                   28,052,661        0.4
                                        6,065,800   WMC Resources Limited (c)                           22,036,420        0.3
                                                                                                      --------------------------
                                                                                                       105,580,867        1.5
           ---------------------------------------------------------------------------------------------------------------------
           Oil & Gas                      801,500   Woodside Petroleum Limited                           7,523,958        0.1
           ---------------------------------------------------------------------------------------------------------------------
                                                    Total Common Stocks in Australia                   120,182,508        1.7
================================================================================================================================
Brazil     Metals & Mining                 39,400   Companhia Vale do Rio Doce (ADR)++ (USD)             1,802,550        0.0
                                          179,100   Companhia Vale do Rio Doce (Sponsored ADR)++
                                                    (USD)                                                7,235,640        0.1
                                                                                                      --------------------------
                                                                                                         9,038,190        0.1
           ---------------------------------------------------------------------------------------------------------------------
           Oil & Gas                      563,800   Petroleo Brasileiro SA -- Petrobras (ADR)++
                                                    (USD)                                               13,249,300        0.2
           ---------------------------------------------------------------------------------------------------------------------
                                                    Total Common Stocks in Brazil                       22,287,490        0.3
================================================================================================================================
Canada     Communications Equipment     1,550,000   Nortel Networks Corporation (c)                      6,897,500        0.1
           ---------------------------------------------------------------------------------------------------------------------
           Metals & Mining              1,100,000   Inco Limited (USD) (c)                              36,520,000        0.5
                                        2,000,000   Placer Dome Inc.                                    30,860,000        0.4
                                                                                                      --------------------------
                                                                                                        67,380,000        0.9
           ---------------------------------------------------------------------------------------------------------------------
           Multiline Retail             1,365,500   Hudson's Bay Company                                11,396,002        0.2
           ---------------------------------------------------------------------------------------------------------------------
           Pharmaceuticals                250,000   Biovail Corporation (USD) (c)                        6,012,500        0.1
           ---------------------------------------------------------------------------------------------------------------------
           Wireless                     1,760,000   Rogers Wireless Communications Inc. 'B' (USD)
           Telecommunication Services               (c)                                                 34,056,000        0.5
           ---------------------------------------------------------------------------------------------------------------------
                                                    Total Common Stocks in Canada                      125,742,002        1.8
================================================================================================================================
Denmark    Commercial Services &
           Supplies                       273,385   ISS A/S                                             13,039,608        0.2
           ---------------------------------------------------------------------------------------------------------------------
                                                    Total Common Stocks in Denmark                      13,039,608        0.2
================================================================================================================================
Finland    Paper & Forest Products        160,520   UPM-Kymmene Oyj                                      3,004,333        0.0
           ---------------------------------------------------------------------------------------------------------------------
                                                    Total Common Stocks in Finland                       3,004,333        0.0
================================================================================================================================
France     Automobiles                    100,338   PSA Peugeot Citroen                                  4,304,124        0.1
           ---------------------------------------------------------------------------------------------------------------------
           Commercial Banks               373,151   BNP Paribas SA                                      19,607,220        0.3
                                          334,217   Credit Agricole SA                                   7,098,394        0.1
                                                                                                      --------------------------
                                                                                                        26,705,614        0.4
           ---------------------------------------------------------------------------------------------------------------------
           Communications Equipment       244,500   Alcatel (ADR)++ (USD) (c)                            3,222,510        0.0
           ---------------------------------------------------------------------------------------------------------------------
           Construction Materials         120,114   Lafarge SA (Ordinary)                                8,601,364        0.1
           ---------------------------------------------------------------------------------------------------------------------
           Diversified
           Telecommunication Services     407,176   France Telecom SA (c)                                9,854,983        0.1
           ---------------------------------------------------------------------------------------------------------------------

================================================================================
Portfolio Abbreviations
--------------------------------------------------------------------------------

           To simplify the currency denominations of Merrill    AUD Australian Dollar    JPY Japanese Yen
           Lynch Global Allocation Fund, Inc.'s portfolio       CAD Canadian Dollar      NZD New Zealand Dollar
           holdings in the Schedule of Investments, we have     DEM German Deutschemark  SEK Swedish Kronor
           abbreviated the currencies according to the list at  EUR Euro                 USD United States Dollar
           right.                                               GBP Great Britain Pound

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    13

[LOGO] Merill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                                                                                    Value         Percent of
Country       Industry+                        Shares Held   Common Stocks                    (in U.S. dollars)   Net Assets
============================================================================================================================
France        Electronic Equipment &
(concluded)   Instruments                          149,683   Schneider SA                        $  8,761,227        0.1%
              --------------------------------------------------------------------------------------------------------------
              Hotels, Restaurants & Leisure        298,258   Accor SA                              11,729,705        0.2
              --------------------------------------------------------------------------------------------------------------
              IT Services                          121,432   Cap Gemini SA (c)                      6,119,490        0.1
              --------------------------------------------------------------------------------------------------------------
              Insurance                            362,781   Axa                                    6,874,247        0.1
              --------------------------------------------------------------------------------------------------------------
              Media                                538,951   Vivendi Universal SA (c)              11,321,407        0.2
              --------------------------------------------------------------------------------------------------------------
              Metals & Mining                      384,821   Arcelor                                5,489,039        0.1
              --------------------------------------------------------------------------------------------------------------
              Multi-Utilities & Unregulated
              Power                                504,715   Suez SA                                8,096,891        0.1
              --------------------------------------------------------------------------------------------------------------
              Oil & Gas                            151,545   TotalFinaElf SA                       23,554,072        0.3
              --------------------------------------------------------------------------------------------------------------
                                                             Total Common Stocks in France        134,634,673        1.9
============================================================================================================================
Germany       Airlines                             343,836   Deutsche Lufthansa AG
                                                             (Registered Shares) (c)                5,392,079        0.1
              --------------------------------------------------------------------------------------------------------------
              Automobiles                          120,486   Bayerische Motoren Werke (BMW)
                                                             AG                                     4,825,239        0.1
                                                   167,189   Volkswagen AG                          8,433,160        0.1
                                                                                                 ---------------------------
                                                                                                   13,258,399        0.2
              --------------------------------------------------------------------------------------------------------------
              Chemicals                            286,404   Bayer AG                               6,881,966        0.1
                                                   175,748   Linde AG                               8,059,914        0.1
                                                                                                 ---------------------------
                                                                                                   14,941,880        0.2
              --------------------------------------------------------------------------------------------------------------
              Diversified Financial Services       119,670   Deutsche Boerse AG                     6,652,545        0.1
              --------------------------------------------------------------------------------------------------------------
              Diversified                                    Deutsche Telekom AG
              Telecommunication Services           208,175   (Registered Shares) (c)                3,279,147        0.0
              --------------------------------------------------------------------------------------------------------------
              Electric Utilities                   180,101   E.On AG                                9,103,296        0.1
              --------------------------------------------------------------------------------------------------------------
              Household Products                    48,852   Henkel KGaA                            3,400,612        0.1
              --------------------------------------------------------------------------------------------------------------
              Pharmaceuticals                      144,403   Schering AG                            6,743,278        0.1
              --------------------------------------------------------------------------------------------------------------
              Textiles, Apparel & Luxury Goods      75,485   Adidas-Salomon AG                      6,993,780        0.1
              --------------------------------------------------------------------------------------------------------------
                                                             Total Common Stocks in Germany        69,765,016        1.0
============================================================================================================================
Hong Kong     Diversified Financial Services     1,133,659   HSBC Holdings PLC                     17,079,993        0.3
              --------------------------------------------------------------------------------------------------------------
              Industrial Conglomerates           2,820,950   Hutchison Whampoa Limited             21,886,274        0.3
              --------------------------------------------------------------------------------------------------------------
                                                             Total Common Stocks in Hong
                                                             Kong                                  38,966,267        0.6
============================================================================================================================
India         Automobiles                          400,000   Bajaj Auto Limited                     8,078,111        0.1
              --------------------------------------------------------------------------------------------------------------
              Chemicals                          5,000,000   Reliance Industries Ltd. (c)          53,651,809        0.8
              --------------------------------------------------------------------------------------------------------------
              Household Products                 1,150,000   Hindustan Lever Ltd.                   4,430,494        0.0
              --------------------------------------------------------------------------------------------------------------
              IT Services                          239,900   Infosys Technologies Limited          25,098,717        0.4
              --------------------------------------------------------------------------------------------------------------
              Pharmaceuticals                      157,900   Dr.Reddy's Laboratories
                                                             Limited                                4,164,212        0.1
                                                   361,600   Ranbaxy Laboratories Limited           7,844,374        0.1
                                                                                                 ---------------------------
                                                                                                   12,008,586        0.2
              --------------------------------------------------------------------------------------------------------------
              Thrifts & Mortgage Finance         1,300,000   Housing Development
                                                             Finance Corporation Ltd. (HDFC)       14,913,283        0.2
              --------------------------------------------------------------------------------------------------------------
                                                             Total Common Stocks in India         118,181,000        1.7
============================================================================================================================
Indonesia     Commercial Banks                   7,000,000   PT Bank Danamon Indonesia Tbk          1,503,560        0.0
              --------------------------------------------------------------------------------------------------------------
              Paper & Forest Products            2,700,000   Asia Pacific Resources
                                                             International Holdings
                                                             Ltd. 'A' (c)                             675,000        0.0
              --------------------------------------------------------------------------------------------------------------
              Tobacco                           26,299,500   PT Hanjaya Mandala Sampoerna
                                                             Tbk                                   13,464,700        0.2
              --------------------------------------------------------------------------------------------------------------
                                                             Total Common Stocks in
                                                             Indonesia                             15,643,260        0.2
              ==============================================================================================================

14         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                             Value          Percent of
Country   Industry+                    Shares Held   Common Stocks                      (in U.S. dollars)   Net Assets
======================================================================================================================
Ireland   Commercial Banks                 724,961   Bank of Ireland                       $  9,009,182       0.1%
          ------------------------------------------------------------------------------------------------------------
                                                     Total Common Stocks in Ireland           9,009,182       0.1
======================================================================================================================
Israel    Communications Equipment       2,600,000   ECI Telecom Limited
                                                     (U.S. Registered Shares)
                                                     (USD) (c)                               12,870,000       0.2
          ------------------------------------------------------------------------------------------------------------
                                                     Total Common Stocks in Israel           12,870,000       0.2
======================================================================================================================
Italy     Commercial Banks               6,087,087   Intesa BCI SpA                          20,563,551       0.3
                                         2,654,953   Unicredito Italiano SpA                 13,080,091       0.2
                                                                                           ---------------------------
                                                                                             33,643,642       0.5
          ------------------------------------------------------------------------------------------------------------
          Diversified                    4,663,929   Telecom Italia SpA (c)                  12,171,981       0.2
          Telecommunication Services
          ------------------------------------------------------------------------------------------------------------
          Oil & Gas                      1,133,793   ENI SpA                                 17,999,078       0.2
          ------------------------------------------------------------------------------------------------------------
                                                     Total Common Stocks in Italy            63,814,701       0.9
======================================================================================================================
Japan     Auto Components                  220,000   TOYOTA INDUSTRIES CORPORATION            4,062,401       0.1
          ------------------------------------------------------------------------------------------------------------
          Automobiles                    1,948,000   Fuji Heavy Industries, Ltd.              8,842,061       0.1
                                           175,000   Honda Motor Co., Ltd.                    6,908,628       0.1
                                         3,082,000   Suzuki Motor Corporation                44,575,249       0.7
                                                                                           ---------------------------
                                                                                             60,325,938       0.9
          ------------------------------------------------------------------------------------------------------------
          Beverages                          1,500   Coca-Cola Central Japan Co.,
                                                     Ltd.                                     8,732,433       0.1
                                           593,100   Coca-Cola West Japan Company
                                                     Limited                                 10,978,837       0.1
                                           603,000   Hokkaido Coca-Cola Bottling Co.,
                                                     Ltd.                                     3,510,438       0.1
                                           691,000   Kinki Coca-Cola Bottling Co.,
                                                     Ltd.                                     4,531,869       0.1
                                         1,143,000   Mikuni Coca-Cola Bottling                8,432,010       0.1
                                                                                           ---------------------------
                                                                                             36,185,587       0.5
          ------------------------------------------------------------------------------------------------------------
          Chemicals                        368,400   Shin-Etsu Chemical Co., Ltd.            13,705,881       0.2
          ------------------------------------------------------------------------------------------------------------
          Computers & Peripherals           59,500   Seiko Epson Corporation                  2,143,266       0.0
          ------------------------------------------------------------------------------------------------------------
          Construction &                 1,390,000   JGC Corporation                         11,948,424       0.2
          Engineering                    1,852,000   Kinden Corporation                       8,069,386       0.1
                                                                                           ---------------------------
                                                                                             20,017,810       0.3
          ------------------------------------------------------------------------------------------------------------
          Diversified                          740   Nippon Telegraph & Telephone
          Telecommunication Services                 Corporation (NTT)                        3,305,044       0.0
          ------------------------------------------------------------------------------------------------------------
          Electronic Equipment           1,299,000   Hitachi Ltd.                             7,633,183       0.1
          & Instruments                    103,000   Murata Manufacturing Co., Ltd.           5,855,733       0.1
                                                                                           ---------------------------
                                                                                             13,488,916       0.2
          ------------------------------------------------------------------------------------------------------------
          Household Durables                84,600   Nintendo Company Ltd.                    6,533,442       0.1
          ------------------------------------------------------------------------------------------------------------
          Household Products               419,700   Rohto Pharmaceutical Co., Ltd.           3,477,934       0.1
          ------------------------------------------------------------------------------------------------------------
          Insurance                      8,998,600   Aioi Insurance Company, Limited         33,560,067       0.4
                                         1,094,000   The Dowa Fire & Marine Insurance
                                                     Co., Ltd.                                5,075,181       0.1
                                             8,817   Millea Holdings, Inc.                  105,064,538       1.5
                                        11,836,350   Mitsui Sumitomo Insurance
                                                     Company, Limited                        97,546,124       1.4
                                        12,926,000   NIPPONKOA Insurance Company,
                                                     Limited                                 62,316,642       0.9
                                                                                           ---------------------------
                                                                                            303,562,552       4.3
          ------------------------------------------------------------------------------------------------------------
          Multiline Retail                 569,000   Ito-Yokado Co., Ltd.                    20,910,174       0.3
          ------------------------------------------------------------------------------------------------------------
          Office Electronics               707,000   Canon, Inc.                             34,213,308       0.5
          ------------------------------------------------------------------------------------------------------------
          Pharmaceuticals                  600,000   Takeda Chemical Industries, Ltd.        21,230,727       0.3
          ------------------------------------------------------------------------------------------------------------
                                                     Total Common Stocks in Japan           543,162,980       7.8
          ============================================================================================================

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    15

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                                                                                        Value         Percent of
Country          Industry+                        Shares Held   Common Stocks                     (in U.S. dollars)   Net Assets
================================================================================================================================
Mexico           Beverages                            100,000   Fomento Economico Mexicano,
                                                                SA de CV (ADR)++ (USD)              $  3,572,000          0.0%
                 ---------------------------------------------------------------------------------------------------------------
                 Food Products                        700,000   Grupo Industrial Maseca
                                                                SA de CV (ADR)++ (USD)                 4,130,000          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Media                                350,000   Grupo Televisa SA (ADR)++ (USD)       13,562,500          0.2
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Mexico         21,264,500          0.3
================================================================================================================================
Netherlands      Chemicals                            149,183   Akzo Nobel NV                          4,717,167          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Banks                     244,924   ABN AMRO Holding NV                    5,139,271          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Services                  692,329   Buhrmann NV (c)                        6,197,210          0.1
                 & Supplies                           487,795   Vedior NV 'A'                          7,031,565          0.1
                                                                                                      13,228,775          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Diversified Financial Services       770,837   ING Groep NV                          16,004,311          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Food & Staples Retailing             474,871   Koninklijke Ahold NV (c)               4,018,834          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Food Products                        196,811   Koninklijke Numico NV (c)              4,440,868          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Household Durables                   592,273   Koninklijke (Royal)
                                                                Philips Electronics NV                15,966,719          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Insurance                            504,509   Aegon NV                               6,615,627          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Media                                602,921   Wolters Kluwer NV 'A'                  8,473,829          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Oil & Gas                            438,466   Royal Dutch Petroleum Company         19,455,889          0.3
                                                      400,000   Royal Dutch Petroleum Company
                                                                (NY Registered Shares) (USD)          17,752,000          0.2
                                                                                                    ----------------------------
                                                                                                      37,207,889          0.5
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in the
                                                                Netherlands                          115,813,290          1.7
================================================================================================================================
Singapore        Beverages                            500,000   Fraser & Neave Limited                 3,532,554          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Healthcare Providers &                         Parkway Holdings Limited                 571,527          0.0
                 Services                           1,000,000
                 ---------------------------------------------------------------------------------------------------------------
                 Industrial Conglomerates           2,999,500   Keppel Corporation Ltd.               10,251,314          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Real Estate                        3,000,000   Keppel Land Limited                    2,929,435          0.0
                 ---------------------------------------------------------------------------------------------------------------
                 Transportation Infrastructure      7,000,000   SembCorp Logistics Limited             6,754,933          0.1
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in
                                                                Singapore                             24,039,763          0.3
================================================================================================================================
South Africa     Paper & Forest Products              300,000   Sappi Limited (ADR)++ (USD)            3,840,000          0.1
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in
                                                                South Africa                           3,840,000          0.1
================================================================================================================================
South Korea      Diversified                        1,767,100   KT Corporation (ADR)++ (USD)          34,829,541          0.5
                 Telecommunication Services
                 ---------------------------------------------------------------------------------------------------------------
                 Metals & Mining                      251,330   POSCO                                 29,305,906          0.4
                                                    1,050,000   POSCO (ADR)++ (USD)                   30,429,000          0.5
                                                                                                    ----------------------------
                                                                                                      59,734,906          0.9
                 ---------------------------------------------------------------------------------------------------------------
                 Wireless                              18,840   SK Telecom Co., Ltd.                   3,327,047          0.0
                 Telecommunication Services           361,650   SK Telecom Co., Ltd. (ADR)++
                                                                (USD)                                  7,088,340          0.1
                                                                                                    ----------------------------
                                                                                                      10,415,387          0.1
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in
                                                                South Korea                          104,979,834          1.5
================================================================================================================================
Spain            Diversified Telecommunication                  Telefonica SA (ADR)++ (USD)            6,717,564          0.1
                 Services                             179,614
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Spain           6,717,564          0.1
================================================================================================================================
Sweden           Commercial Banks                   1,218,278   Nordbanken Holding AB                  7,558,747          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Services & Supplies       447,564   Securitas AB 'B'                       5,507,880          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Insurance                            955,313   Skandia Forsakrings AB                 3,502,433          0.0
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Sweden         16,569,060          0.2
                 ===============================================================================================================

16         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                                        Value         Percent of
Country          Industry+                        Shares Held   Common Stocks                     (in U.S. dollars)   Net Assets
================================================================================================================================
Switzerland      Commercial Banks                     591,710   Credit Suisse Group                 $ 20,848,433          0.3%
                 ---------------------------------------------------------------------------------------------------------------
                 Construction Materials               260,135   Holcim Ltd.(Registered Shares)        10,948,131          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Electronic Equipment &                         ABB Ltd. (c)                           3,888,606          0.1
                 Instruments                          661,484
                 ---------------------------------------------------------------------------------------------------------------
                 Food Products                         88,216   Nestle SA (Registered Shares)         19,422,252          0.3
                 ---------------------------------------------------------------------------------------------------------------
                 Insurance                             22,336   Swiss Life Holding (c)                 3,788,598          0.0
                 ---------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                      468,600   Novartis AG (Registered Shares)       17,861,789          0.2
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in
                                                                Switzerland                           76,757,809          1.1
================================================================================================================================
Taiwan           Diversified                          500,000   Chunghwa Telecom Co.,Ltd.
                 Telecommunication Services                     (ADR)++ (USD)                          7,740,000          0.1
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Taiwan          7,740,000          0.1
================================================================================================================================
Thailand         Commercial Banks                     508,500   Bangkok Bank Public Company
                                                                Limited 'Foreign' (c)                  1,191,747          0.0
                                                   15,000,000   Siam Commercial Bank Public
                                                                Company Limited
                                                                (Registered Shares) (c)               15,509,462          0.3
                                                                                                     ---------------------------
                                                                                                      16,701,209          0.3
                 ---------------------------------------------------------------------------------------------------------------
                 Construction Materials             2,000,000   Siam Cement Public Company
                                                                Limited 'Foreign'                     11,329,741          0.2
                                                      941,700   Siam City Cement Public Company
                                                                Limited 'Foreign'                      4,956,937          0.1
                                                                                                     ---------------------------
                                                                                                      16,286,678          0.3
                 ---------------------------------------------------------------------------------------------------------------
                 Food Products                      2,500,000   Thai Union Frozen Products
                                                                Public Company Limited
                                                                'Foreign'                              1,989,598          0.0
                 ---------------------------------------------------------------------------------------------------------------
                 Household Durables                 9,000,000   Land and Houses Public Company
                                                                Limited                                3,045,494          0.0
                 ---------------------------------------------------------------------------------------------------------------
                 Oil & Gas                          1,202,900   PTT Exploration and Production
                                                                Public Company Limited
                                                                'Foreign'                              5,668,510          0.1
                                                    4,000,000   PTT Public Company Limited             9,525,003          0.1
                                                                                                     ---------------------------
                                                                                                      15,193,513          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Transportation Infrastructure      3,891,900   Bangkok Expressway Public
                                                                Company Limited 'Foreign'              2,146,179          0.0
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Thailand       55,362,671          0.8
================================================================================================================================
United Kingdom   Aerospace & Defense                2,756,232   BAE Systems PLC                        8,559,247          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Banks                   1,951,833   Barclays PLC                          16,461,438          0.2
                                                      610,039   Royal Bank of Scotland Group
                                                                PLC                                   16,345,885          0.2
                                                                                                     ---------------------------
                                                                                                      32,807,323          0.4
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Services & Supplies     2,112,449   Hays PLC                               4,373,355          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Food & Staples Retailing             574,607   Boots Group PLC                        6,947,435          0.1
                                                      867,843   J Sainsbury PLC                        4,171,380          0.0
                                                                                                     ---------------------------
                                                                                                      11,118,815          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Food Products                      1,785,222   Unilever PLC                          15,222,887          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Hotels,Restaurants & Leisure         880,484   Compass Group PLC                      5,076,328          0.1
                                                      459,849   InterContinental Hotels Group
                                                                PLC                                    4,172,869          0.1
                                                                                                     ---------------------------
                                                                                                       9,249,197          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Industrial Conglomerates             543,832   Smiths Industries PLC                  6,473,828          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Insurance                            763,975   AVIVA PLC                              6,268,222          0.1
                                                      889,365   Prudential Corporation PLC             6,900,848          0.1
                                                                                                     ---------------------------
                                                                                                      13,169,070          0.2
                 ---------------------------------------------------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    17

[LOGO] Merrill Lynch Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                                                                                        Value         Percent of
Country          Industry+                        Shares Held   Common Stocks                     (in U.S. dollars)   Net Assets
================================================================================================================================
United Kingdom   Oil & Gas                         1,649,315    BP Amoco PLC                        $ 11,447,104          0.2%
(concluded)      ---------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                     627,263    GlaxoSmithKline PLC                   13,433,146          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Specialty Retail                  1,262,052    Kesa Electricals PLC                   5,225,596          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Transportation Infrastructure       887,554    BAA PLC                                7,018,583          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Wireless                          3,887,317    Vodafone Group PLC                     8,163,265          0.1
                 Telecommunication Services
                 ---------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in the
                                                                United Kingdom                       146,261,416          2.1
================================================================================================================================
United States    Aerospace & Defense                  47,000    General Dynamics
                                                                Corporation                            3,933,900          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Air Freight & Logistics             100,000    ABX Air, Inc. (c)                        349,000          0.0
                 ---------------------------------------------------------------------------------------------------------------
                 Auto Components                     600,000    The Goodyear Tire &
                                                                Rubber Company                         4,116,000          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Beverages                           400,000    PepsiAmericas, Inc.                    5,992,000          0.1
                 ---------------------------------------------------------------------------------------------------------------
                 Chemicals                           300,000    E.I.du Pont de Nemours and
                                                                Company                               12,120,000          0.2
                                                     200,000    Hercules Incorporated (c)              2,090,000          0.0
                                                                                                    ----------------------------
                                                                                                      14,210,000          0.2
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Banks                    100,000    Bank of America Corporation            7,573,000          0.1
                                                     450,000    The Bank of New York Company,
                                                                Inc.                                  14,035,500          0.2
                                                     118,922    Beneficial Interest in the
                                                                Liquidating Trust of Geotek
                                                                Communications, Inc. (Units)
                                                                (I)                                       59,461          0.0
                                                     250,000    Charter One Financial, Inc.            7,990,000          0.1
                                                     250,000    FleetBoston Financial
                                                                Corporation                           10,097,500          0.1
                                                     125,000    Mellon Financial
                                                                Corporation                            3,733,750          0.1
                                                     416,500    Santander BanCorp                     10,387,510          0.2
                                                                                                    ----------------------------
                                                                                                      53,876,721          0.8
                 ---------------------------------------------------------------------------------------------------------------
                 Commercial Services                 729,000    Cendant Corporation (c)               14,893,470          0.2
                 & Supplies                          836,400    Information Resources, Inc. (c)        4,031,448          0.1
                                                     100,000    R.R. Donnelley & Sons Company          2,600,000          0.0
                                                     150,000    Waste Management, Inc.                 3,888,000          0.1
                                                                                                    ----------------------------
                                                                                                      25,412,918          0.4
                 ---------------------------------------------------------------------------------------------------------------
                 Communications Equipment          1,300,000    3Com Corporation (c)                   9,360,000          0.1
                                                   1,875,000    ADC Telecommunications, Inc.
                                                                (c)                                    4,781,250          0.1
                                                     400,000    Cisco Systems, Inc. (c)                8,392,000          0.1
                                                   1,621,200    Lucent Technologies Inc. (c)           5,187,840          0.1
                                                     230,000    Motorola, Inc.                         3,111,900          0.0
                                                     305,055    NTL Incorporated (c)                  18,831,045          0.3
                                                     100,000    QUALCOMM Inc.                          4,750,000          0.1
                                                     500,000    Tellabs, Inc. (c)                      3,765,000          0.0
                                                                                                    ----------------------------
                                                                                                      58,179,035          0.8
                 ---------------------------------------------------------------------------------------------------------------
                 Computers & Peripherals             200,000    Apple Computer, Inc. (c)               4,578,000          0.1
                                                     300,000    EMC Corporation (c)                    4,152,000          0.0
                                                     864,332    Hewlett-Packard Company               19,283,247          0.3
                                                      50,000    International Business
                                                                Machines Corporation                   4,474,000          0.1
                                                      50,000    NCR Corporation (c)                    1,797,000          0.0
                                                   1,950,000    Sun Microsystems, Inc. (c)             7,722,000          0.1
                                                                                                    ----------------------------
                                                                                                      42,006,247          0.6
                 ---------------------------------------------------------------------------------------------------------------

18         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                                         Value (in     Percent of
Country         Industry+                        Shares Held   Common Stocks                           U.S. dollars)   Net Assets
=================================================================================================================================
United States   Construction & Engineering           200,000   Chicago Bridge & Iron Company NV
(continued)                                                    (NY Registered Shares)                   $  5,450,000       0.1%
                                                   4,000,000   Foster Wheeler Ltd. (b)(c)                  4,640,000       0.1
                                                   1,000,000   McDermott International, Inc. (c)           7,400,000       0.1
                                                   5,000,000   Quanta Services, Inc. (c)                  40,900,000       0.6
                                                     164,000   The Shaw Group Inc. (c)                     2,238,600       0.0
                                                                                                        -------------------------
                                                                                                          60,628,600       0.9
                -----------------------------------------------------------------------------------------------------------------
                Containers & Packaging               600,000   Crown Holdings, Inc. (c)                    4,740,000       0.0
                                                     346,900   Smurfit-Stone Container
                                                               Corporation (c)                             5,376,950       0.1
                                                                                                        -------------------------
                                                                                                          10,116,950       0.1
                -----------------------------------------------------------------------------------------------------------------
                Diversified Financial Services     1,150,000   CIT Group Inc.                             38,663,000       0.6
                                                   1,350,000   Citigroup Inc. (g)                         63,990,000       0.9
                                                     400,000   J.P. Morgan Chase & Co.                    14,360,000       0.2
                                                   1,000,000   Knight Trading Group, Inc. (c)             13,840,000       0.2
                                                     275,000   Morgan Stanley                             15,089,250       0.2
                                                                                                        -------------------------
                                                                                                         145,942,250       2.1
                -----------------------------------------------------------------------------------------------------------------
                Diversified                          449,900   ALLTEL Corporation                         21,266,773       0.3
                Telecommunication Services           250,000   AT&T Corp.                                  4,647,500       0.1
                                                     800,000   BellSouth Corporation                      21,048,000       0.3
                                                     800,000   Cincinnati Bell Inc. (c)                    4,088,000       0.1
                                                     950,000   General Communication, Inc.
                                                               (Class A) (c)                               9,367,000       0.1
                                                  35,000,000   LTC -- Williams Communications (c)                350       0.0
                                                       5,700   McLeod USA Incorporated (Class A) (c)               0       0.0
                                                   1,200,000   SBC Communications Inc.                    28,776,000       0.4
                                                     800,000   Sprint Corporation                         12,800,000       0.2
                                                     900,000   Verizon Communications                     30,240,000       0.4
                                                     382,831   WilTel Communications, Inc. (c)             6,787,594       0.1
                                                                                                        -------------------------
                                                                                                         139,021,217       2.0
                -----------------------------------------------------------------------------------------------------------------
                Electric Utilities                   208,000   DTE Energy Company                          7,671,040       0.1
                                                     450,000   PPL Corporation                            17,964,000       0.3
                                                                                                        -------------------------
                                                                                                          25,635,040       0.4
                -----------------------------------------------------------------------------------------------------------------
                Electronic Equipment
                & Instruments                        300,000   Waters Corporation (c)                      9,429,000       0.1
                -----------------------------------------------------------------------------------------------------------------
                Energy Equipment & Service           500,000   ENSCO International Incorporated           13,175,000       0.2
                                                     600,000   GlobalSantaFe Corporation                  13,506,000       0.2
                                                     300,000   Halliburton Company                         7,164,000       0.1
                                                     300,000   Input/Output, Inc. (c)                      1,233,000       0.0
                                                     300,000   Key Energy Services, Inc. (c)               2,619,000       0.0
                                                     100,000   Noble Corporation (c)                       3,433,000       0.0
                                                     600,000   Rowan Companies, Inc. (c)                  14,370,000       0.2
                                                     475,000   Schlumberger Limited                       22,310,750       0.3
                                                     175,000   Transocean Inc. (c)                         3,358,250       0.1
                                                                                                        -------------------------
                                                                                                          81,169,000       1.1
                -----------------------------------------------------------------------------------------------------------------
                Food & Staples Retailing             250,000   CVS Corporation                             8,795,000       0.2
                                                     250,000   Wal-Mart Stores, Inc.                      14,737,500       0.2
                                                     250,000   Walgreen Co.                                8,705,000       0.1
                                                                                                        -------------------------
                                                                                                          32,237,500       0.5
                -----------------------------------------------------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    19

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                                                                                          Value         Percent of
Country         Industry+                       Shares Held   Common Stocks                         (in U.S. dollars)   Net Assets
==================================================================================================================================
United States   Food Products                       150,000   Archer-Daniels-Midland  Company         $  2,152,500         0.0%
(continued)                                         105,000   Kraft Foods Inc. (Class A)                 3,055,500         0.1
                                                  4,000,000   Tyson Foods, Inc. (Class A)               57,080,000         0.8
                                                                                                      ----------------------------
                                                                                                        62,288,000         0.9
                ------------------------------------------------------------------------------------------------------------------
                Health Care Providers               150,000   Aetna Inc. (New Shares)                    8,611,500         0.1
                & Services                          125,000   AmerisourceBergen Corporation              7,096,250         0.1
                                                    450,000   Andrx Group (c)                            8,955,000         0.1
                                                  3,000,000   Beverly Enterprises, Inc. (c)             18,210,000         0.3
                                                    100,000   CIGNA Corporation                          5,705,000         0.1
                                                    105,000   Cardinal Health, Inc.                      6,230,700         0.1
                                                     60,000   HCA Inc.                                   2,295,000         0.1
                                                     56,000   Health Management Associates,
                                                              Inc. (Class A)                             1,240,400         0.0
                                                    400,000   LifePoint  Hospitals, Inc. (c)            10,284,000         0.1
                                                    200,000   Manor Care, Inc.                           6,656,000         0.1
                                                     72,360   Medco Health Solutions, Inc. (c)           2,402,352         0.0
                                                  3,000,000   Stewart Enterprises, Inc.
                                                              (Class A)(c)                              12,240,000         0.2
                                                    500,000   Triad Hospitals, Inc. (c)                 15,365,000         0.2
                                                    250,000   WellChoice Inc. (c)                        8,125,000         0.1
                                                                                                      ----------------------------
                                                                                                       113,416,202         1.6
                ------------------------------------------------------------------------------------------------------------------
                Hotels, Restaurants & Leisure     8,380,000   La Quinta Corporation (b)(c)              51,704,600         0.7
                                                    100,000   Wendy's International, Inc.                3,705,000         0.1
                                                                                                      ----------------------------
                                                                                                        55,409,600         0.8
                ------------------------------------------------------------------------------------------------------------------
                Household Durables                2,024,000   Metromedia International Group,
                                                              Inc. (c)                                     344,080         0.0
                ------------------------------------------------------------------------------------------------------------------
                Household Products                  250,000   Kimberly-Clark Corporation                13,202,500         0.2
                ------------------------------------------------------------------------------------------------------------------
                IT Services                          50,000   Computer Sciences Corporation (c)          1,981,000         0.0
                                                    358,100   Sykes Enterprises, Incorporated (c)        3,337,492         0.0
                                                    365,500   Unisys Corporation (c)                     5,614,080         0.1
                                                                                                      ----------------------------
                                                                                                        10,932,572         0.1
                ------------------------------------------------------------------------------------------------------------------
                Industrial Conglomerates          2,400,000   General Electric Company                  69,624,000         1.0
                                                     40,000   Textron, Inc.                              1,987,600         0.0
                                                  1,100,000   Tyco International Ltd.                   22,968,000         0.3
                                                                                                      ----------------------------
                                                                                                        94,579,600         1.3
                ------------------------------------------------------------------------------------------------------------------
                Insurance                           800,000   ACE Limited (g)                           28,800,000         0.4
                                                    400,000   The Allstate Corporation                  15,800,000         0.2
                                                    950,000   American International Group, Inc.        57,788,500         0.8
                                                    200,000   The Hartford Financial Services
                                                              Group, Inc.                               10,980,000         0.2
                                                    150,000   Horace Mann Educators Corporation          1,987,500         0.0
                                                    325,000   MetLife, Inc.                             10,205,000         0.2
                                                    330,300   Prudential Financial, Inc.                12,762,792         0.2
                                                    432,086   Travelers Property Casualty Corp.
                                                                 (Class A)                               7,043,002         0.1
                                                    168,653   Travelers Property Casualty Corp.
                                                                 (Class B)                               2,760,850         0.0
                                                    200,000   XL Capital Ltd. (Class A)                 13,900,000         0.2
                                                                                                      ----------------------------
                                                                                                       162,027,644         2.3
                ------------------------------------------------------------------------------------------------------------------
                Leisure Equipment & Products        150,000   Eastman Kodak Company                      3,664,500         0.1
                ------------------------------------------------------------------------------------------------------------------
                Machinery                            50,000   Deere & Company                            3,031,000         0.1
                                                    350,000   Pall Corporation                           8,190,000         0.1
                                                                                                      ----------------------------
                                                                                                        11,221,000         0.2
                ------------------------------------------------------------------------------------------------------------------
                Media                               500,000   Comcast Corporation (Class A) (c)         16,960,000         0.2
                                                    700,000   Time Warner Inc. (c)                      10,703,000         0.2
                                                    252,000   The Walt Disney Company                    5,705,280         0.1
                                                                                                      ----------------------------
                                                                                                        33,368,280         0.5
                ------------------------------------------------------------------------------------------------------------------

20         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                                     Value         Percent of
Country         Industry+                 Shares Held   Common Stocks                          (in U.S. dollars)   Net Assets
=============================================================================================================================
United States   Metals & Mining               500,000   AK Steel Holding Corporation (c)         $  1,200,000         0.0%
(continued)                                   250,000   Alcoa Inc.                                  7,892,500         0.1
                                              200,000   Arch Coal, Inc.                             4,900,000         0.1
                                              100,000   CONSOL Energy Inc.                          2,170,000         0.0
                                              667,400   Commonwealth Industries, Inc.               4,571,690         0.1
                                              400,000   Freeport-McMoRan Copper & Gold, Inc.
                                                        (Class B)                                  15,500,000         0.2
                                              175,000   Nucor Corporation                           9,595,250         0.1
                                            1,000,000   Rouge Industries, Inc.
                                                        (Class A) (b)(c)                               50,000         0.0
                                              500,000   United States Steel Corporation            11,825,000         0.2
                                                                                                 ----------------------------
                                                                                                   57,704,440         0.8
                -------------------------------------------------------------------------------------------------------------
                Multi-Utilities             1,042,200   The AES Corporation (c)                     9,119,250         0.1
                & Unregulated Power         7,000,000   El Paso Corporation                        51,380,000         0.7
                                              400,000   The Williams Companies, Inc.                4,080,000         0.1
                                                                                                 ----------------------------
                                                                                                   64,579,250         0.9
                -------------------------------------------------------------------------------------------------------------
                Office Electronics            330,000   Xerox Corporation (c)                       3,465,000         0.0
                -------------------------------------------------------------------------------------------------------------
                Oil & Gas                     200,000   Amerada Hess Corporation                   10,324,000         0.2
                                              150,000   Anadarko Petroleum Corporation              6,543,000         0.1
                                               55,000   Burlington Resources Inc.                   2,675,200         0.0
                                              600,000   ChevronTexaco Corporation                  44,580,000         0.6
                                              200,000   ConocoPhillips                             11,430,000         0.2
                                               50,000   Devon Energy Corporation                    2,425,000         0.0
                                               50,000   EOG Resources, Inc.                         2,107,000         0.0
                                              600,000   Exxon Mobil Corporation                    21,948,000         0.3
                                            1,000,000   Kerr-McGee Corporation                     41,500,000         0.6
                                              649,800   Marathon Oil Corporation                   19,214,586         0.3
                                              150,000   Noble Energy, Inc.                          5,958,000         0.1
                                              550,000   Occidental Petroleum Corporation           19,393,000         0.3
                                              400,000   Stone Energy Corporation (c)               14,456,000         0.2
                                               25,000   Sunoco, Inc.                                1,094,000         0.0
                                              200,000   Tom Brown, Inc. (c)                         5,404,000         0.1
                                              500,000   Unocal Corporation                         15,840,000         0.2
                                                                                                 ----------------------------
                                                                                                  224,891,786         3.2
                -------------------------------------------------------------------------------------------------------------
                Paper & Forest Products       250,000   Bowater Incorporated                       10,207,500         0.1
                                              272,200   Deltic Timber Corporation                   7,793,086         0.1
                                              200,000   Louisiana-Pacific Corporation (c)           3,804,000         0.1
                                                                                                 ----------------------------
                                                                                                   21,804,586         0.3
                -------------------------------------------------------------------------------------------------------------
                Personal Products             249,900   The Gillette Company                        7,971,810         0.1
                -------------------------------------------------------------------------------------------------------------
                Pharmaceuticals               200,000   Abbott Laboratories                         8,524,000         0.1
                                              750,000   Bristol-Myers Squibb Company               19,027,500         0.3
                                              250,000   Eli Lilly and Company                      16,655,000         0.2
                                              600,000   Merck & Co., Inc.                          26,550,000         0.4
                                            2,000,000   Pfizer Inc.                                63,200,000         0.9
                                              899,800   Schering-Plough Corporation                13,739,946         0.2
                                              250,000   Wyeth                                      11,035,000         0.2
                                                                                                 ----------------------------
                                                                                                  158,731,446         2.3
                -------------------------------------------------------------------------------------------------------------
                Real Estate                   300,900   American Financial Realty Trust             4,573,680         0.1
                                              300,000   American Financial Realty Trust (c)         4,560,000         0.1
                                              225,000   Catellus Development Corporation            5,010,750         0.1
                                              125,000   Cedar Shopping Centers Inc. (c)             1,440,000         0.0
                                              400,000   Friedman, Billings, Ramsey Group,
                                                           Inc. (Class A)                           7,968,000         0.1
                                                4,070   Marco Polo Investment Holding
                                                           Limit (c)                                4,070,000         0.0
                                              300,000   Nationwide Health Properties, Inc.          5,490,000         0.1
                                              200,000   The St.Joe Company                          6,608,000         0.1
                                              300,000   Trizec Properties, Inc.                     4,005,000         0.0
                                                                                                 ----------------------------
                                                                                                   43,725,430         0.6
                -------------------------------------------------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    21

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                               Shares                                                   Value          Percent of
Country         Industry+                       Held     Common Stocks                             (in U.S. dollars)   Net Assets
=================================================================================================================================
United States   Road & Rail                    100,000   Swift Transportation Co., Inc.(c)          $    2,243,000         0.0%
(concluded)     -----------------------------------------------------------------------------------------------------------------
                Semiconductors               1,301,100   Advanced Micro Devices, Inc. (c)               19,776,720         0.3
                & Semiconductor              1,000,000   Agere Systems Inc. (Class A) (c)                3,480,000         0.1
                Equipment                      529,125   Agere Systems Inc. (Class B) (c)                1,793,734         0.0
                                               398,200   Intel Corporation                              13,160,510         0.2
                                             1,600,000   Lattice Semiconductor Corporation (c)          12,480,000         0.2
                                               100,000   MIPS Technologies, Inc. (Class B) (c)             501,000         0.0
                                               200,000   Micron Technology, Inc. (c)                     2,868,000         0.0
                                                50,000   National Semiconductor Corporation (c)          2,031,500         0.0
                                                                                                    -----------------------------
                                                                                                        56,091,464         0.8
                -----------------------------------------------------------------------------------------------------------------
                Software                       200,000   Borland Software Corporation (c)                1,776,000         0.0
                                                 1,000   Citrix Systems, Inc. (c)                           25,280         0.0
                                             3,300,000   Computer Associates International, Inc.        77,616,000         1.1
                                               300,000   Compuware Corporation (c)                       1,686,000         0.0
                                             3,000,000   Microsoft Corporation (g)                      78,450,000         1.1
                                               200,000   Siebel Systems, Inc. (c)                        2,518,000         0.1
                                                                                                    -----------------------------
                                                                                                       162,071,280         2.3
                -----------------------------------------------------------------------------------------------------------------
                Specialty Retail               500,000   Circuit City Stores -- Circuit City
                                                         Group                                           4,770,000         0.1
                                               800,000   The Home Depot, Inc.                           29,656,000         0.4
                                               700,000   Toys 'R' Us, Inc. (c)                           9,100,000         0.1
                                                                                                    -----------------------------
                                                                                                        43,526,000         0.6
                -----------------------------------------------------------------------------------------------------------------
                Textiles, Apparel              700,000   Unifi, Inc. (c)                                 3,493,000         0.1
                & Luxury Goods
                -----------------------------------------------------------------------------------------------------------------
                Thrifts & Mortgage Finance     100,000   Saxon Capital, Inc. (c)                         1,886,000         0.0
                -----------------------------------------------------------------------------------------------------------------
                Tobacco                        300,000   Altria Group, Inc.                             13,950,000         0.2
                                             2,100,000   DIMON Incorporated                             15,120,000         0.2
                                                                                                    -----------------------------
                                                                                                        29,070,000         0.4
                -----------------------------------------------------------------------------------------------------------------
                Wireless                     1,400,000   AT&T Wireless Services Inc. (c)                10,150,000         0.2
                Telecommunication Services   2,200,000   Sprint Corp. (PCS Group) (c)                    9,570,000         0.1
                                                                                                    -----------------------------
                                                                                                        19,720,000         0.3
                -----------------------------------------------------------------------------------------------------------------
                                                         Total Common Stocks in the
                                                         United States                               2,173,683,848        31.0
                =================================================================================================================
                                                         Total Investments in Common Stocks
                                                         (Cost -- $3,461,093,733)                    4,043,332,775        57.7
                =================================================================================================================

                                                         Equity Closed-End Funds
=================================================================================================================================
South Korea     Diversified Financial
                Services                       500,000   Korea Fund (USD) (c)                            8,550,000         0.1
                -----------------------------------------------------------------------------------------------------------------
                                                         Total Investments in Equity Closed-End
                                                         Funds (Cost -- $6,176,572)                      8,550,000         0.1
                =================================================================================================================

22         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

-------------------------------------------------------------------------------
Preferred Securities
-------------------------------------------------------------------------------

                                                                                                        Value         Percent of
Country         Industry+                     Shares Held   Preferred Stocks                      (in U.S. dollars)   Net Assets
=================================================================================================================================
Australia       Commercial Banks                 374,600    National Australia Bank
                                                            Limited (7.875%)                         $13,905,152          0.2%
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Preferred Stocks in Australia       13,905,152          0.2
================================================================================================================================
Germany         Chemicals                        105,862    Henkel KGaA                                7,786,296          0.1
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Preferred Stocks in Germany          7,786,296          0.1
================================================================================================================================
United States   Communications Equipment                    Diva Systems Corp. (Convertible):
                                               2,000,000       Series C                                       20          0.0
                                               2,000,000       Series D                                       20          0.0
                                                            Lucent Technologies Inc.:
                                                  17,665       (8% Convertible)                       19,049,583          0.3
                                                  12,040       (8% Convertible) (h)                   12,983,695          0.2
                                                     499    NTL Europe, Inc.                               2,395          0.0
                                                                                                     ---------------------------
                                                                                                      32,035,713          0.5
                ----------------------------------------------------------------------------------------------------------------
                Diversified                      104,238    McLeodUSA Incorporated (7%
                Telecommunication Services                  Convertible, Series A) (c)                   629,598          0.0
                ----------------------------------------------------------------------------------------------------------------
                Metals & Mining                  284,100    Freeport-McMoRan Copper & Gold Inc.
                                                            (5% Convertible, Series A)                 9,298,593          0.1
                ----------------------------------------------------------------------------------------------------------------
                Real Estate                      324,100    Apartment Investment &
                                                            Management Co.
                                                            (9.375%, Series G)                         8,909,509          0.2
                                                 495,000    Prime Retail, Inc.
                                                            (10.50%, Series A)  (c)                    8,811,000          0.1
                                                                                                     ---------------------------
                                                                                                      17,720,509          0.3
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Preferred Stocks in the
                                                            United States                             59,684,413          0.9
                ================================================================================================================

                                  Currency        Face
                                Denomination     Amount     Trust Preferred
                ================================================================================================================
                Road & Rail         USD          664,450    Union Pacific Capital Trust
                                                            (6.25% Convertible)                          658,808          0.0
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Trust Preferred in the
                                                            United States                                658,808          0.0
                ================================================================================================================
                                                            Total Investments in Preferred
                                                            Securities (Cost -- $85,177,666)          82,034,669          1.2
                ================================================================================================================

                                              Shares Held    Warrants & Rights (c)
================================================================================================================================
France          Commercial Banks                 334,217    Credit Agricole SA (Rights) (e)               77,705          0.0
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Rights in France                        77,705          0.0
================================================================================================================================
Russia          Communications Equipment          47,330    Metromedia International
                                                            (Warrants) (USD) (i)                              47          0.0
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Warrants in Russia                          47          0.0
================================================================================================================================
United States   Diversified Financial
                Services                       3,710,433    Citigroup Inc. (Warrants) (i)              3,933,059          0.1
                ----------------------------------------------------------------------------------------------------------------
                Diversified                      230,981    McLeodUSA Incorporated
                Telecommunications Services                 (Warrants) (i)                                92,393          0.0
                ----------------------------------------------------------------------------------------------------------------
                                                            Total Warrants in the United States        4,025,452          0.1
                ================================================================================================================
                                                            Total Investments in Warrants
                                                            & Rights (Cost -- $6,128,767)              4,103,204          0.1
                ================================================================================================================

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    23

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                        Currency          Face                                             Value          Percent of
Country          Industry+            Denomination       Amount      Fixed Income Securities          (in U.S. dollars)   Net Assets
====================================================================================================================================
Brazil           Chemicals                 USD           7,300,000   Globo Comunicacoes e
                                                                     Participacoes, Ltd., 10.625%
                                                                     due 12/05/2008
                                                                     (Convertible Bonds) (c)(h)         $  2,920,000         0.1%
                 -------------------------------------------------------------------------------------------------------------------
                 Commercial Banks          USD           2,000,000   Banco Nacional de
                                                                     Desenvolvimiento Economico
                                                                     e Social, 8.754% due 6/16/2008
                                                                     (a)(f)                                1,952,500         0.0
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Brazil                             4,872,500         0.1
====================================================================================================================================
Canada                                                               Canadian Government Bonds:
                 Foreign Government        CAD          70,150,000      5% due 12/01/2003                 53,306,655         0.8
                 Obligations               CAD          69,300,000      3.50% due 6/01/2004               52,824,787         0.7
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Canada                           106,131,442         1.5
====================================================================================================================================
Cayman Islands   Diversified                                         SMFG Finance (Cayman) Ltd.
                 Financial                                           (Convertible Bonds):
                 Services                  JPY         541,000,000      2.25% due 7/11/2005                8,610,199         0.1
                                           JPY         200,000,000      2.25% due 7/11/2005                3,183,700         0.1
                                                                                                        ----------------------------
                                                                                                          11,793,899         0.2
                 -------------------------------------------------------------------------------------------------------------------
                 Oil & Gas                 USD           4,750,000   Momenta Cayman, 2.50% due
                                                                     8/01/2007 (Regulation S)
                                                                     (Convertible Bonds)                   4,750,000         0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in the Cayman Islands                16,543,899         0.3
====================================================================================================================================
Europe           Commercial Banks          EUR          41,250,000   European Investment Bank,
                                                                     5.25% due 4/15/2004                  48,585,198         0.7
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Europe                            48,585,198         0.7
====================================================================================================================================
France           Containers &                                        Crown Cork & Seal SA, 6% due
                 Packaging                 EUR          14,500,000   12/06/2004                           16,940,532         0.2
                                           USD           5,480,000   Crown Euro Holdings SA,
                                                                     10.875% due 3/01/2013                 6,247,200         0.1
                                                                                                        ----------------------------
                                                                                                          23,187,732         0.3
                 -------------------------------------------------------------------------------------------------------------------
                 Insurance                 EUR              17,462   Axa SA, 0% due 12/21/2004
                                                                     (Convertible Bonds) (d)                 299,013         0.0
                 -------------------------------------------------------------------------------------------------------------------
                 Real Estate               EUR          19,879,480   Societe Fonciere Lyonnaise SA,
                                                                     4% due 10/31/2004
                                                                     (Convertible Bonds)                  25,959,959         0.4
                 -------------------------------------------------------------------------------------------------------------------
                 Software                  EUR           3,517,400   Infogrames Entertainment, 1%
                                                                     due 7/01/2004
                                                                     (Convertible Bonds)                   4,239,964         0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in France                            53,686,668         0.8
====================================================================================================================================
Germany          Diversified               EUR          79,370,000   WorldCom Inc., 6.75% due
                 Telecommunication                                   5/15/2008 (c)                        28,602,965         0.4
                 Services
                 -------------------------------------------------------------------------------------------------------------------
                 Foreign Government                                  Bundesobligation:
                 Obligations               EUR         180,000,000      3.25% due 2/17/2004              209,945,560         3.0
                                           EUR         115,870,000      5% due 8/19/2005                 140,012,215         2.0
                                                                                                        ----------------------------
                                                                                                         349,957,775         5.0
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Germany                          378,560,740         5.4
====================================================================================================================================
India            Automobiles               USD           7,300,000   Tata Engineering & Locomotive
                                                                     Company Ltd., 1% due 7/31/2008
                                                                     (Convertible Bonds) (h)              10,913,500         0.2
                 -------------------------------------------------------------------------------------------------------------------
                 Construction
                 Materials                 USD           3,250,000   Gujarat Ambuja Cements Ltd.,
                                                                     1% due 1/30/2006
                                                                     (Convertible Bonds)                   3,826,875         0.0
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in India                             14,740,375         0.2
====================================================================================================================================
Japan            Commercial Banks          JPY         321,000,000   The Bank of Fukuoka, Ltd.,
                                                                     1.10% due 9/28/2007
                                                                     (Convertible Bonds)                   3,520,830         0.1
                                           JPY       1,075,000,000   Bank of Kyoto, 1.90% due
                                                                     9/30/2009 (Convertible Bonds)        11,095,113         0.1
                                           JPY         607,000,000   Bank of Yokohama Limited, 0%
                                                                     due 9/30/2004
                                                                     Convertible Bonds) (d)                6,391,304         0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Japan                             21,007,247         0.3
                 ===================================================================================================================

24         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                          Currency         Face                                             Value         Percent of
Country          Industry+              Denomination      Amount     Fixed Income Securities          (in U.S. dollars)   Net Assets
====================================================================================================================================
Luxembourg       Industrial                                          Tyco International Group SA:
                 Conglomerates               USD         6,600,000      5.875% due 11/01/2004            $ 6,806,250         0.1%
                                             EUR         2,725,000      4.375% due 11/19/2004              3,179,692         0.0
                                             USD         5,750,000      2.75% due 1/15/2018
                                                                        (Convertible Bonds) (h)            6,346,563         0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Luxembourg                        16,332,505         0.2
====================================================================================================================================
Mexico           Oil & Gas                   GBP         4,930,000   Petroleos Mexicanos, 14.50%
                                                                     due 3/31/2006                         9,470,514         0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Mexico                             9,470,514         0.1
====================================================================================================================================
Netherlands      Electrical Equipment        EUR        21,200,000   Infineon Technology
                                                                     Holdings, 4.25% due
                                                                     2/06/2007 (Convertible Bonds)        23,351,139         0.3
                 -------------------------------------------------------------------------------------------------------------------
                 Food Products               EUR        13,200,000   Royal Numico NV, 4.25% due
                                                                     6/26/2005 (Regulation S)
                                                                     (Convertible Bonds)                  15,325,820         0.2
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in the Netherlands                   38,676,959         0.5
====================================================================================================================================
New Zealand      Foreign Government          NZD        15,000,000   New Zealand Index Linked
                 Obligations                                         Notes, 4.50% due 2/14/2016           11,397,062         0.2
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in New Zealand                       11,397,062         0.2
====================================================================================================================================
Sweden           Foreign Government          SEK       101,500,000   Swedish Government Index
                 Obligations                                         Linked Notes, 4% due
                                                                     12/01/2008                           15,841,383         0.2
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in Sweden                            15,841,383         0.2
====================================================================================================================================
United Kingdom   Diversified                 USD         5,250,000   Swiss Life Finance, 2% due
                 Financial Services                                  5/20/2005 (Convertible Bonds)         5,735,625         0.1
                 -------------------------------------------------------------------------------------------------------------------
                 Diversified                                         Colt Telecom Group PLC:
                 Telecommunication           DEM        32,350,000      2% due 8/06/2005                  20,189,907         0.3
                 Services                    EUR        20,150,000      2% due 3/29/2006                  23,892,864         0.3
                                             EUR         4,050,000      2% due 12/16/2006
                                                                        (Convertible Bonds)                4,802,288         0.1
                                             EUR        11,575,000      2% due 4/03/2007
                                                                        (Convertible Bonds)               13,725,057         0.2
                                                                                                         ---------------------------
                                                                                                          62,610,116         0.9
                 -------------------------------------------------------------------------------------------------------------------
                                                                     Total Fixed Income Securities
                                                                     in the United Kingdom                68,345,741         1.0
====================================================================================================================================
United States    Aerospace & Defense         USD         3,700,000   GenCorp Inc., 5.75% due
                                                                     4/15/2007 (Convertible Bonds)         3,478,000         0.1
                 -------------------------------------------------------------------------------------------------------------------
                 Airlines                    USD         5,827,139   Northwest Airlines,Inc.,
                                                                     9.485% due 4/01/2015                  5,011,340         0.1
                 -------------------------------------------------------------------------------------------------------------------
                 Chemicals                   USD         4,050,000   Nalco Company, 8.875% due
                                                                     11/15/2013 (h)                        4,212,000         0.1
                 -------------------------------------------------------------------------------------------------------------------
                 Communications              USD         8,200,000   Corning Glass, 7% due
                 Equipment                                           3/15/2007                             8,200,000         0.1
                                                                     Metromedia Fiber Network:
                                             USD        32,629,049      11% due 9/30/2006 (f)             32,302,758         0.5
                                             USD        19,750,000      10% due 12/15/2009 (c)             1,234,375         0.0
                                             EUR         8,950,000      10% due 12/15/2009 (c)               650,273         0.0
                                                                                                         ---------------------------
                                                                                                          42,387,406         0.6
                 -------------------------------------------------------------------------------------------------------------------
                 Construction                                        Foster Wheeler Ltd.(b):
                 & Engineering               USD        37,525,000      6.75% due 11/15/2005              20,451,125         0.3
                                             USD        44,200,000      6.50% due 6/01/2007
                                                                        (Convertible Bonds)               10,718,500         0.2
                                             USD        14,150,000      6.50% due 6/01/2007
                                                                        (Convertible Bonds) (h)            3,431,375         0.0
                                             USD         4,150,000   McDermott International, Inc.,
                                                                     7.84% due 4/04/2005                   4,025,500         0.1
                                                                     Shaw Group Inc.(h):
                                             USD         1,625,000      10.75% due 3/15/2010               1,714,375         0.0
                                             USD        35,100,000      0% due 5/01/2021
                                                                        (Convertible Bonds) (d)           23,648,625         0.3
                                                                                                         ---------------------------
                                                                                                          63,989,500         0.9
                 -------------------------------------------------------------------------------------------------------------------
                 Containers & Packaging      USD         9,850,000   Anchor Glass Container, 11%
                                                                     due 2/15/2013                        11,229,000         0.2
                                             USD        13,319,000   Crown Cork & Seal
                                                                     Company,Inc., 7.50% due
                                                                     12/15/2096                            9,989,250         0.1
                                                                                                         ---------------------------
                                                                                                          21,218,250         0.3
                 -------------------------------------------------------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    25

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                          Currency         Face                                            Value          Percent of
Country          Industry+              Denomination      Amount     Fixed Income Securities          (in U.S. dollars)   Net Assets
====================================================================================================================================
United States    Diversified                 USD         5,750,000   Avaya Inc., 11.125% due            $  6,785,000         0.1%
(continued)      Telecommunication                                   4/01/2009
                 Services                    USD        12,150,000   Level 3 Financing,Inc., 10.75%
                                                                     due 10/15/2011 (h)                   12,636,000         0.2
                                                                     MCI Communications Corp.(c):
                                             USD         3,665,000      7.50% due 8/20/2004                3,032,787         0.0
                                             USD         4,070,000      6.95% due 8/15/2006                3,367,925         0.0
                                             USD        18,382,000      8.25% due 1/20/2023               15,211,105         0.2
                                             USD       132,057,412   Metromedia International
                                                                     Group, 10.50% due
                                                                     9/30/2007 (c)                        66,358,849         0.9
                                             USD         4,100,000   Qwest Corporation, 5.65% due
                                                                     11/01/2004                            4,079,500         0.1
                                                                     TSI Telecom,Term:
                                             USD           184,091      5.60% due 12/31/2006                 184,091         0.0
                                             USD         5,568,750      5.64% due 12/31/2006               5,568,750         0.1
                                             USD           230,114      5.68% due 12/31/2006                 230,114         0.0
                                             USD         4,195,732      5.70% due 12/31/2006               4,195,732         0.1
                                             USD         7,624,690   Wiltel Communications
                                                                     Group, Inc., Term B,
                                                                     5.687% due 9/08/2006                  7,205,332         0.1
                                                                     WorldCom Inc.(c):
                                             USD         2,440,000      7.75% due 3/15/2024                2,019,100         0.0
                                             USD         8,140,000      7.75% due 3/23/2025                6,735,850         0.1
                                             USD           820,000      7.125% due 6/15/2027                 678,550         0.0
                                                                                                        ----------------------------
                                                                                                         138,288,685         1.9
                 -------------------------------------------------------------------------------------------------------------------
                 Electric Utilities          USD        70,712,690   Empresa Electricidade del
                                                                     Norte, 4% due 11/05/2017             50,913,137         0.7
                                             USD         1,815,000   Pacific Gas & Electric, 5.875%
                                                                     due 10/01/2005                        1,810,462         0.0
                                             USD         2,834,000   Southern California
                                                                     Edison, 5.875% due 9/01/2004          2,883,595         0.0
                                                                                                        ----------------------------
                                                                                                          55,607,194         0.7
                 -------------------------------------------------------------------------------------------------------------------
                 Electronic Equipment        USD        76,700,000   Solectron Corporation, 0%
                 & Instruments                                       due 11/20/2020 (Convertible
                                                                     Bonds) (d)                           43,719,000         0.6
                 -------------------------------------------------------------------------------------------------------------------
                 Food Products               USD        12,325,000   Burns,Philip & Company
                                                                     Capital, 10.75% due
                                                                     2/15/2011 (h)                        13,002,875         0.2
                 -------------------------------------------------------------------------------------------------------------------
                 Insurance                   USD         6,600,000   Crum & Forster Holding
                                                                     Corp., 10.375% due
                                                                     6/15/2013 (h)                         7,095,000         0.1
                 -------------------------------------------------------------------------------------------------------------------
                 Media                       USD         7,400,000   Avalon Cable LLC, 0/11.875%
                                                                     due 12/01/2008 (d)                    7,640,500         0.1
                                             USD         8,425,000   Olympus Communications
                                                                     LP/Capital Corp.,
                                                                     10.625% due 11/15/2006 (c)            8,677,750         0.1
                                                                                                        ----------------------------
                                                                                                          16,318,250         0.2
                 -------------------------------------------------------------------------------------------------------------------
                 Multi-Utilities             GBP         3,393,000   The AES Corporation, 8.375%
                 & Unregulated Power                                 due 3/01/2011                         5,181,972         0.1
                                             USD         8,200,000   Calpine Corporation, 8.75%
                                                                     due 7/15/2013 (h)                     7,503,000         0.1
                                             USD         8,200,000   Gemstone Investors Limited,
                                                                     7.71% due 10/31/2004 (h)              8,210,250         0.1
                                                                                                        ----------------------------
                                                                                                          20,895,222         0.3
                 -------------------------------------------------------------------------------------------------------------------
                 Oil & Gas                   USD         4,100,000   Citgo Petroleum Corp., 11.375%
                                                                     due 2/01/2011                         4,633,000         0.1
                 -------------------------------------------------------------------------------------------------------------------

26         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                       Currency        Face                                              Value         Percent of
Country          Industry+           Denomination     Amount     Fixed Income Securities           (in U.S. dollars)   Net Assets
=================================================================================================================================
United States    Pharmaceuticals          USD        8,230,000   Abgenix Inc., 3.50% due
(concluded)                                                      3/15/2007 (Convertible Bonds)       $    7,365,850       0.1%
                                          USD        4,075,000   ICN Pharmaceuticals Inc., 6.50%
                                                                 due 7/15/2008 (Convertible
                                                                 Bonds)                                   4,080,094       0.1
                                                                                                     ----------------------------
                                                                                                         11,445,944       0.2
                 ----------------------------------------------------------------------------------------------------------------
                 Real Estate              USD       20,350,000   Marco Polo Investment, 6.25%            20,757,000       0.3
                                                                 due 8/29/2007
                 ----------------------------------------------------------------------------------------------------------------
                 Semiconductors           USD        5,760,000   Advanced Micro
                 & Semiconductor                                 Devices, Inc., 4.50% due
                 Equipment                                       12/01/2007 (Convertible Bonds)          12,729,600       0.2
                                          USD       29,400,000   Conexant Systems Inc., 4% due
                                                                 2/01/2007 (Convertible Bonds)           25,835,250       0.4
                                          USD       16,700,000   Hynix Semiconductor America,
                                                                 8.25% due 5/15/2004 (f)                 15,781,500       0.2
                                                                 LSI Logic Corporation
                                                                 (Convertible Bonds):
                                          USD        8,700,000      4% due 2/15/2005                      8,656,500       0.1
                                          USD        9,050,000      4% due 11/01/2006                     8,755,875       0.1
                                          USD       10,290,000   Micron Technology, Inc., 2.50%
                                                                 due 2/01/2010 (Convertible
                                                                 Bonds) (h)                              14,380,275       0.2
                                                                                                     ----------------------------
                                                                                                         86,139,000       1.2
                 ----------------------------------------------------------------------------------------------------------------
                 Software                 USD        4,950,000   Computer Associates
                                                                 International, Inc. 5% due
                                                                 3/15/2007 (Convertible Bonds)
                                                                 (h)                                      5,995,688       0.1
                                          USD        4,930,000   Manugistics Group Inc., 5% due
                                                                 11/01/2007 (Convertible Bonds)           4,449,325       0.1
                                                                                                     ----------------------------
                                                                                                         10,445,013       0.2
                 ----------------------------------------------------------------------------------------------------------------
                 Wireless                                        Nextel Communications
                 Telecommunication                               (Convertible Bonds):
                 Services                 USD       15,125,000      4.75% due 7/01/2007                  15,711,094       0.2
                                          USD       14,325,000      5.25% due 1/15/2010                  13,752,000       0.2
                                                                                                     ----------------------------
                                                                                                         29,463,094       0.4
                 ----------------------------------------------------------------------------------------------------------------
                                                                 Total Fixed Income Securities
                                                                 in the United States                   598,105,773       8.5
                 ================================================================================================================
                                                                 Total Investments in Fixed
                                                                 Income Securities
                                                                 (Cost -- $1,295,370,182)             1,402,298,006      20.0
                 ================================================================================================================
                                                                 Total Long-Term Investments
                                                                 (Cost -- $4,853,946,920)             5,540,318,654      79.1
                 ================================================================================================================

                                                                 Short-Term Securities
=================================================================================================================================
Australia        Foreign                  AUD       52,000,000   Spinnaker Corporation, 4.75%
                 Commercial Paper*                               due 11/13/2003                          36,842,080       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Time Deposits            AUD       39,825,368   Australian Time Deposit, 4.72%
                                                                 due 11/06/2003                          28,258,089       0.4
                 ----------------------------------------------------------------------------------------------------------------
                                                                 Total Short-Term Securities in
                                                                 Australia                               65,100,169       0.9
=================================================================================================================================
Sweden           Time Deposits            SEK       62,599,414   Swedish Time Deposit, 2.71% due
                                                                 11/07/2003                               8,024,691       0.1
                 ----------------------------------------------------------------------------------------------------------------
                                                                 Total Short-Term Securities in
                                                                 Sweden                                   8,024,691       0.1
                 ================================================================================================================

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    27

[LOGO] Merrill   Lynch Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)

                                     Currency       Face                                                   Value        Percent of
Country                            Denomination    Amount    Short-Term Securities                   (in U.S. dollars)  Net Assets
==================================================================================================================================
United Kingdom  Foreign                 GBP      38,000,000  GE Capital UK Funding, 3.48% due
                Commercial Paper*                            11/07/2003                                $   64,446,444       0.9%
                ------------------------------------------------------------------------------------------------------------------
                Time Deposits                                United Kingdom Time Deposit:
                                        GBP      28,338,250     3.46% due 11/14/2003                       48,088,556       0.7
                                        GBP      38,854,941     3.64% due 11/21/2003                       65,934,842       1.0
                                                                                                       ---------------------------
                                                                                                          114,023,398       1.7
                ------------------------------------------------------------------------------------------------------------------
                                                             Total Short-Term Securities in the
                                                             United Kingdom                               178,469,842       2.6
                ==================================================================================================================

                                       Beneficial Interest/
                                                Shares Held
==================================================================================================================================
United States                                $1,186,291,270  Merrill Lynch Liquidity Series,
                                                             LLC Cash Sweep Series I (j)                1,186,291,270      16.9
                                             $  242,551,121  Merrill Lynch Liquidity Series,
                                                             LLC Money Market Series (j)(k)               242,551,121       3.5
                                                 80,850,374  Merrill Lynch Premier
                                                             Institutional Fund (j)(k)                     80,850,374       1.1
                ------------------------------------------------------------------------------------------------------------------
                                                             Total Short-Term Securities in the
                                                             United States                              1,509,692,765      21.5
                ==================================================================================================================
                                                             Total Investments in Short-Term
                                                             Securities (Cost -- $1,759,825,959)        1,761,287,467      25.1
                ==================================================================================================================
                                                             Total Investments
                                                             (Cost -- $6,613,772,879)                   7,301,606,121     104.2
                ==================================================================================================================

                                                  Number of
Options                                           Contracts  Call Options Written
==================================================================================================================================
                                                      2,000  Advanced Micro Devices, Inc., expiring
                                                             April 2004 at USD 14, Broker CitiGroup
                                                             Global Markets                                  (550,000)      0.0
                                                             Andrx Corp.:
                                                      1,500     expiring December 2003 at USD
                                                                22.50, Broker CitiGroup Global
                                                                Markets                                       (97,500)      0.0
                                                      2,000     expiring March 2004 at USD 20,
                                                                Broker Morgan Stanley                        (510,000)      0.0
                                                      2,000  Circuit City Stores Inc. -- Circuit
                                                             City Group, expiring January 2004 at
                                                             USD 7.50, Broker Deutsche Bank AG               (460,000)      0.0
                                                             Knight Trading Group, Inc.:
                                                      2,000     expiring April 2004 at USD 12.50,
                                                                Broker Deutsche Bank AG                      (570,000)      0.0
                                                      2,000     expiring April 2004 at USD 15,
                                                                Broker CitiGroup Global Markets              (330,000)      0.0
                                                             Lattice Semiconductor Corporation:
                                                      1,898     expiring December 2003 at USD 10,
                                                                Broker CitiGroup Global Markets               (28,470)      0.0
                                                        102     expiring December 2003 at USD 10,
                                                                Broker Goldman Sachs                           (1,530)      0.0
                                                        500  National Semiconductor Corporation,
                                                             expiring November 2003 at USD 20,
                                                             Broker UBS Warburg                            (1,045,000)     (0.1)
                                                             Nextel Communications:
                                                      1,574     expiring January 2004 at USD 25,
                                                                Broker Deutsche Bank AG                      (204,620)      0.0
                                                      1,535     expiring January 2004 at USD 25,
                                                                Broker KBC Financial Products                (199,550)      0.0
                                                      1,270     expiring January 2004 at USD 25,
                                                                Broker Smith Barney                          (165,100)      0.0

28         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                  Number of                                                Value        Percent of
Options                                           Contracts  Call Options Written                    (in U.S. dollars)  Net Assets
==================================================================================================================================
                                                      2,000  Pall Corporation, expiring December
                                                             2003 at USD 20, Broker CitiGroup
                                                             Global Markets                                  (740,000)      0.0%
                                                      1,000  QUALCOMM, Inc., expiring April 2004
                                                             at USD 45, Broker Goldman Sachs                 (560,000)      0.0
                                                      1,640  The Shaw Group Inc., expiring April
                                                             2004 at USD 12.50, Broker Credit
                                                             Suisse First Boston                             (352,600)      0.0
                                                             Tyson Foods, Inc. (Class A):
                                                      4,050     expiring April 2004 at USD 15,
                                                                Broker CitiGroup Global Markets              (364,500)      0.0
                                                        898     expiring April 2004 at USD 15,
                                                                Broker Deutsche Bank AG                       (80,820)      0.0
          ------------------------------------------------------------------------------------------------------------------------
                                                             Total Call Options Written
                                                             (Premiums Received -- $4,312,107)             (6,259,690)     (0.1)
          ========================================================================================================================
          Total Investments, Net of Options Written (Cost -- $6,609,460,772)                            7,295,346,431     104.1
          Variation Margin on Financial Futures Contracts**                                                (1,080,889)      0.0
          Unrealized Depreciation on Forward Foreign Exchange Contracts***                                 (7,284,627)     (0.1)
          Liabilities in Excess of Other Assets                                                          (280,637,112)     (4.0)
                                                                                                       ---------------------------
          Net Assets                                                                                   $7,006,343,803     100.0%
                                                                                                       ===========================

          (a)  Floating rate note.
          (b) Investments in companies 5% or more of whose outstanding securities are held by the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

               ---------------------------------------------------------------------------------------------------------------------
                                                              Net Share/      Purchase                     Realized       Interest
               Affiliate                                    Face Activity       Cost       Sales Cost        Loss          Income
               ---------------------------------------------------------------------------------------------------------------------
               Foster Wheeler Ltd.                             1,500,000     $3,357,191             --             --         +
               Foster Wheeler Ltd.:
                  6.75% due 11/15/2005                       $16,175,000     $9,000,063             --             --    $2,365,411
                  6.50% due 6/01/2007 (Convertible Bonds)    $ 5,150,000     $  113,223             --             --    $2,800,006
                  6.50% due 6/01/2007 (Convertible Bonds)    $(2,050,000)            --    $   159,166             --    $  919,750
               La Quinta Corporation                             880,000     $4,345,288             --             --         +
               Rouge Industries, Inc. (Class A)               (1,442,500)            --    $22,538,800   $(21,732,327)        +
               ---------------------------------------------------------------------------------------------------------------------

          +    Non-income producing security.

          (c)  Non-income producing security.
          (d) Represents a zero coupon or step bond. The interest rate on a step bond represents the fixed rate of interest that will commence its accrual on a predetermined date until maturity.
          (e)  The rights may be exercised until 11/10/2003.
          (f) Restricted securities as to resale. The value of the Fund's investment in restricted securities was approximately $50,037,000, representing 0.7% of net assets.

               --------------------------------------------------------------------------------------------------------------------
                                                                                            Acquisition
               Issue                                                                          Date(s)         Cost         Value
               --------------------------------------------------------------------------------------------------------------------
               Banco Nacional de Desenvolvimiento Economico e Social, 8.754% due             9/14/1998    $ 1,200,000   $ 1,952,500
               6/16/2008 Hynix Semiconductor America, 8.25% due 5/15/2004                   6/13/2001-
                                                                                             7/24/2001     13,671,000    15,781,500
               Metromedia Fiber Network, 11% due 9/30/2006                                  10/01/2001     27,273,899    32,302,758
               --------------------------------------------------------------------------------------------------------------------
               Total                                                                                      $42,144,899   $50,036,758
                                                                                                          =========================

          (g) All or a portion of security held as collateral in connection with open financial futures contracts.
          (h) The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
          (i) Warrants entitle the Fund to purchase a predetermined number of shares of stock/face amount of bonds. The purchase price and number of stock/face amount of bonds are subject to adjustment under certain conditions until the expiration date.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    29

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (concluded)

          (j) Investments in companies considered to be an affiliate of the Fund (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

               -------------------------------------------------------------------------------------
                                                                                           Dividend/
                                                                               Net         Interest
               Affiliate                                                    Activity        Income
               -------------------------------------------------------------------------------------
               Merrill Lynch Liquidity Series, LLC Cash Sweep Series I   $1,186,291,270   $5,666,737
               Merrill Lynch Liquidity Series, LLC Money Market Series   $  (56,649,499)  $  597,505
               Merrill Lynch Premier Institutional Fund                    (284,839,272)  $  452,908
               -------------------------------------------------------------------------------------

          (k)  Security was purchased with the cash proceeds from securities loans.
          (l)  Geotek Communications, Inc. reorganized as a result of Chapter 11
               Bankruptcy. As a result, each holder will receive its pro-rata share of Units of Beneficial Interest in the Liquidating Trust of
               Geotek Communications, Inc.
          +    For Fund compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry
               sub-classifications for reporting ease. These industry
               classifications are unaudited.
          ++   American Depositary Receipts (ADR).
          *    Foreign Commercial Paper is traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Fund.
          **   Financial futures contracts purchased as of October 31, 2003 were as follows:

               -----------------------------------------------------------------------------------
               Number of                                   Expiration                   Unrealized
               Contracts         Issue        Exchange        Date        Face Value       Gains
               -----------------------------------------------------------------------------------
                   479          FTSE            LIFFE    December 2003   $ 34,770,282    $157,385
                 1,301     Nikkei 225 Index     OSAKA    December 2003   $125,009,380      78,808
               -----------------------------------------------------------------------------------
               Total Unrealized Gains -- Net                                             $236,193
                                                                                         =========

               Financial futures contracts sold as of October 31, 2003 were as follows:

               ---------------------------------------------------------------------------------------------------
               Number of                                                Expiration                     Unrealized
               Contracts         Issue                   Exchange          Date         Face Value        Gains
               ---------------------------------------------------------------------------------------------------
                  990          DJ Euro Stoxx 50       Euronext Paris   December 2003   $ 29,545,898   $  (204,223)
                   83      Japanese Government Bond        Tokyo       December 2003   $102,389,008    (1,014,640)
               ---------------------------------------------------------------------------------------------------
               Total Unrealized Losses -- Net                                                         $(1,218,863)
                                                                                                      ============

          *** Forward foreign exchange contracts as of October 31, 2003 were as follows:

               -----------------------------------------------------------------------------------------
               Foreign                                                       Settlement     Unrealized
               Currency Sold                                                    Date       Depreciation
               -----------------------------------------------------------------------------------------
               JPY 10,305,000,000                                          November 2003    $(3,037,023)
               JPY 10,175,000,000                                          December 2003     (4,184,344)
               JPY 6,000,000,000                                            January 2004        (63,260)
               -----------------------------------------------------------------------------------------
               Total Unrealized Depreciation on Forward Foreign Exchange
               Contracts -- Net (USD Commitment -- $233,883,140)                            $(7,284,627)
                                                                                            ============

See Notes to Financial Statements.

30         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Statement of Assets and Liabilities

As of October 31, 2003

==========================================================================================================
Assets
----------------------------------------------------------------------------------------------------------
   Investments, at value (including securities loaned of $308,935,693)
   (identified cost -- $6,613,772,879) ..................................                   $7,301,606,121
   Foreign cash (cost -- $14,388,771) ...................................                       14,231,792
   Cash .................................................................                          344,826
   Receivables:
      Interest ..........................................................   $  24,909,979
      Capital shares sold ...............................................      20,787,403
      Securities sold ...................................................      19,796,753
      Dividends .........................................................       5,590,676
      Interest from affiliates ..........................................          33,232
      Securities lending -- net .........................................          30,069       71,148,112
                                                                            -------------
   Prepaid registration fees and other assets ...........................                          219,114
                                                                                            --------------
   Total assets .........................................................                    7,387,549,965
                                                                                            --------------

==========================================================================================================
Liabilities
----------------------------------------------------------------------------------------------------------
   Collateral on securities loaned, at value ............................                      323,401,495
   Options written, at value (premiums received-- $4,312,107) ...........                        6,259,690
   Unrealized depreciation on forward foreign exchange contracts ........                        7,284,627
   Payables:
      Securities purchased ..............................................      15,708,620
      Capital shares redeemed ...........................................       8,060,160
      Investment adviser ................................................       4,642,815
      Distributor .......................................................       3,037,554
      Other affiliates ..................................................       1,565,068
      Variation margin ..................................................       1,080,889       34,095,106
                                                                            -------------
   Deferred foreign capital gain tax and accrued expenses ...............                       10,165,244
                                                                                            --------------
   Total liabilities ....................................................                      381,206,162
                                                                                            --------------

==========================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------
   Net assets ...........................................................                   $7,006,343,803
                                                                                            ==============

==========================================================================================================
Net Assets Consist of
----------------------------------------------------------------------------------------------------------
   Class A Shares of Common Stock,$.10 par value,900,000,000
   shares authorized ....................................................                   $   18,749,084
   Class B Shares of Common Stock,$.10 par value,2,000,000,000
   shares authorized ....................................................                       14,971,010
   Class C Shares of Common Stock,$.10 par value,200,000,000
   shares authorized ....................................................                        6,334,917
   Class I Shares of Common Stock,$.10 par value,450,000,000
   shares authorized ....................................................                        9,580,323
   Class R Shares of Common Stock,$.10 par value,2,000,000,000
   shares authorized ....................................................                            2,430
   Paid-in capital in excess of par .....................................                    6,328,468,964
   Undistributed investment income -- net ...............................   $ 154,063,813
   Accumulated realized capital losses on investments and
   foreign currency transactions -- net .................................    (193,979,980)
   Unrealized appreciation on investments and foreign currency
   transactions -- net ..................................................     668,153,242
                                                                            -------------
   Total accumulated earnings -- net ....................................                      628,237,075
                                                                                            --------------
   Net Assets ...........................................................                   $7,006,343,803
                                                                                            ==============

==========================================================================================================
Net Asset Value
----------------------------------------------------------------------------------------------------------
   Class A -- Based on net assets of $2,675,366,916 and 187,490,838
   shares outstanding ...................................................                   $        14.27
                                                                                            ==============
   Class B -- Based on net assets of $2,094,427,690 and 149,710,103
   shares outstanding ...................................................                   $        13.99
                                                                                            ==============
   Class C -- Based on net assets of $865,341,610 and 63,349,170
   shares outstanding ...................................................                   $        13.66
                                                                                            ==============
   Class I -- Based on net assets of $1,370,866,493 and 95,803,228
   shares outstanding ...................................................                   $        14.31
                                                                                            ==============
   Class R -- Based on net assets of $341,094 and 24,303
   shares outstanding ...................................................                   $        14.04
                                                                                            ==============

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    31

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Statement of Operations

For the Year Ended October 31, 2003

==========================================================================================================
Investment Income
----------------------------------------------------------------------------------------------------------
   Interest (net of $3,766 foreign withholding tax) .....................                   $  122,790,311
   Dividends (net of $4,102,621 foreign withholding tax) ................                       77,500,755
   Interest from affiliates .............................................                        5,666,737
   Securities lending -- net ............................................                        1,050,413
   Other ................................................................                          165,995
                                                                                            --------------
   Total income .........................................................                      207,174,211
                                                                                            --------------

==========================================================================================================
Expenses
----------------------------------------------------------------------------------------------------------
   Investment advisory fees .............................................   $  44,763,513
   Account maintenance and distribution fees -- Class B .................      18,694,029
   Account maintenance and distribution fees -- Class C .................       6,292,884
   Account maintenance fees -- Class A ..................................       5,688,941
   Transfer agent fees -- Class A .......................................       3,890,417
   Transfer agent fees -- Class B .......................................       3,649,987
   Transfer agent fees -- Class I .......................................       2,047,577
   Transfer agent fees -- Class C .......................................       1,261,414
   Accounting services ..................................................       1,189,295
   Custodian fees .......................................................         777,725
   Printing and shareholder reports .....................................         373,137
   Professional fees ....................................................         190,048
   Registration fees ....................................................         150,762
   Pricing fees .........................................................         137,640
   Directors' fees and expenses .........................................          65,320
   Account maintenance and distribution fees -- Class R .................             285
   Transfer agent fees -- Class R .......................................              97
   Other ................................................................         165,974
                                                                            -------------
   Total expenses before waiver .........................................      89,339,045
   Waiver of expenses ...................................................      (2,218,468)
                                                                            -------------
   Total expenses after waiver ..........................................                       87,120,577
                                                                                            --------------
   Investment income -- net .............................................                      120,053,634
                                                                                            --------------

==========================================================================================================
Realized & Unrealized Gain (Loss) on Investments & Foreign Currency
Transactions -- Net
----------------------------------------------------------------------------------------------------------
   Realized gain (loss) from:
      Investments -- net ................................................    (142,232,196)
      Foreign currency transactions -- net ..............................     118,688,624      (23,543,572)
                                                                            -------------
   Change in unrealized appreciation/depreciation on:
      Investments -- (net of $9,808,785 deferred foreign capital
      gain tax) .........................................................   1,573,621,044
      Foreign currency transactions -- net ..............................     (13,556,374)   1,560,064,670
                                                                            ------------------------------
   Total realized and unrealized gain on investments and foreign
   currency transactions -- net .........................................                    1,536,521,098
                                                                                            --------------
   Net Increase in Net Assets Resulting from Operations .................                   $1,656,574,732
                                                                                            ==============

See Notes to Financial Statements.

32         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Statements of Changes in Net Assets

                                                                             For the Year Ended October 31,
                                                                            -------------------------------
Increase (Decrease) in Net Assets:                                               2003              2002
===========================================================================================================
Operations
-----------------------------------------------------------------------------------------------------------
   Investments income -- net ............................................   $  120,053,634   $  157,213,988
   Realized gain (loss) on investments and foreign
   currency transactions -- net .........................................      (23,543,572)      11,822,909
   Change in unrealized appreciation/depreciation on investments
   and foreign currency transactions -- net .............................    1,560,064,670     (629,117,660)
                                                                            -------------------------------
   Net increase (decrease) in net assets resulting from operations ......    1,656,574,732     (460,080,763)
                                                                            -------------------------------

===========================================================================================================
Dividends & Distributions to Shareholders
-----------------------------------------------------------------------------------------------------------
   Investment income - net:
      Class A ...........................................................      (74,507,813)     (79,543,031)
      Class B ...........................................................      (48,570,987)     (72,256,059)
      Class C ...........................................................      (16,481,877)     (13,738,491)
      Class I ...........................................................      (42,039,183)     (52,803,091)
      Class R ...........................................................           (2,459)              --
   Realized gain on investments -- net:
      Class A ...........................................................               --       (1,221,108)
      Class B ...........................................................               --       (1,576,521)
      Class C ...........................................................               --         (227,495)
      Class I ...........................................................               --         (793,360)
                                                                            -------------------------------
   Net decrease in net assets resulting from dividends and
   distributions to shareholders ........................................     (181,602,319)    (222,159,156)
                                                                            -------------------------------

===========================================================================================================
Capital Share Transactions
-----------------------------------------------------------------------------------------------------------
   Net increase in net assets derived from capital share transactions ...        1,802,763       83,901,312
                                                                            -------------------------------

===========================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------
   Total increase (decrease) in net assets ..............................    1,476,775,176     (598,338,607)
   Beginning of year ....................................................    5,529,568,627    6,127,907,234
                                                                            -------------------------------
   End of year* .........................................................   $7,006,343,803   $5,529,568,627
                                                                            ===============================
      * Undistributed investment income -- net ..........................   $  154,063,813   $  102,344,995
                                                                            ===============================

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    33

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Financial Highlights

                                                                                       Class A+++
                                                            ----------------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.                       For the Year Ended October 31,
                                                            ----------------------------------------------------------------
Increase (Decrease) in Net Asset Value:                        2003         2002          2001         2000          1999
============================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of year ...................   $    11.17   $    12.50    $    14.30   $    14.77    $    13.23
                                                            ----------------------------------------------------------------
   Investment income -- net+ ............................          .28          .35           .39          .44           .64
   Realized and unrealized gain (loss) on investments
   and foreign currency transactions -- net .............         3.23        (1.19)         (.20)         .90          2.52
                                                            ----------------------------------------------------------------
   Total from investment operations .....................         3.51         (.84)          .19         1.34          3.16
                                                            ----------------------------------------------------------------
   Less dividends and distributions:
      Investment income -- net ..........................         (.41)        (.48)         (.30)        (.68)         (.57)
      In excess of investment income -- net .............           --           --            --           --++          --
      Realized gain on investments -- net ...............           --         (.01)        (1.69)       (1.13)        (1.05)
                                                            ----------------------------------------------------------------
   Total dividends and distributions ....................         (.41)        (.49)        (1.99)       (1.81)        (1.62)
                                                            ----------------------------------------------------------------
   Net asset value, end of year .........................   $    14.27   $    11.17    $    12.50   $    14.30    $    14.77
                                                            ================================================================

============================================================================================================================
Total Investment Return*
----------------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................        32.10%       (7.08%)        1.27%        9.86%        26.01%
                                                            ================================================================

============================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------
   Expenses, net of waiver ..............................         1.18%        1.19%         1.19%        1.13%         1.16%
                                                            ================================================================
   Expenses .............................................         1.22%        1.22%         1.24%        1.18%         1.21%
                                                            ================================================================
   Investment income -- net .............................         2.28%        2.85%         2.92%        3.11%         4.61%
                                                            ================================================================

============================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------
   Net assets, end of year (in thousands) ...............   $2,675,367   $2,051,843    $1,846,554   $1,406,264    $1,229,415
                                                            ================================================================
   Portfolio turnover ...................................        45.28%       58.42%        44.87%       53.75%        26.95%
                                                            ================================================================

          *    Total investment returns exclude the effects of sales charges.
          +    Based on average shares outstanding.
          ++   Amount is less than $(.01) per share.
          +++  Effective April 14,2003,Class D Shares were redesignated Class A
               Shares.

See Notes to Financial Statements.

34         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                          Class B
                                                            ----------------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.                          For the Year Ended October 31,
                                                            ----------------------------------------------------------------
Increase (Decrease) in Net Asset Value:                        2003         2002          2001         2000          1999
============================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------

   Net asset value, beginning of year ...................   $    10.96   $    12.25    $    14.04   $    14.52    $    13.01
                                                            ----------------------------------------------------------------
   Investment income -- net+ ............................          .19          .25           .27          .33           .52
   Realized and unrealized gain (loss) on investments
   and foreign currency transactions -- net..............         3.15        (1.16)         (.19)         .88          2.49
                                                            ----------------------------------------------------------------
   Total from investment operations .....................         3.34         (.91)          .08         1.21          3.01
                                                            ----------------------------------------------------------------
   Less dividends and distributions:
      Investment income -- net ..........................         (.31)        (.37)         (.18)        (.56)         (.45)
      In excess of investment income -- net .............           --           --            --           --++          --
      Realized gain on investments -- net ...............           --         (.01)        (1.69)       (1.13)        (1.05)
                                                            ----------------------------------------------------------------
   Total dividends and distributions ....................         (.31)        (.38)        (1.87)       (1.69)        (1.50)
                                                            ----------------------------------------------------------------
   Net asset value, end of year .........................   $    13.99   $    10.96    $    12.25   $    14.04    $    14.52
                                                            ================================================================

============================================================================================================================
Total Investment Return*
----------------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................        31.05%       (7.75%)         .47%        9.05%        25.08%
                                                            ================================================================

============================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------
   Expenses, net of waiver ..............................         1.96%        1.96%         1.96%        1.90%         1.94%
                                                            ================================================================
   Expenses .............................................         2.00%        2.00%         2.00%        1.95%         1.99%
                                                            ================================================================
   Investment income -- net .............................         1.52%        2.04%         2.08%        2.40%         3.84%
                                                            ================================================================

============================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------
   Net assets, end of year (in thousands) ...............   $2,094,428   $1,787,415    $2,650,313   $3,611,061    $4,496,037
                                                            ================================================================
   Portfolio turnover ...................................        45.28%       58.42%        44.87%       53.75%        26.95%
                                                            ================================================================

          *    Total investment returns exclude the effects of sales charges.
          +    Based on average shares outstanding.
          ++   Amount is less than $(.01) per share.

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    35

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Financial Highlights (continued)

                                                                                    Class C
                                                            ------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.                     For the Year Ended October 31,
                                                            ------------------------------------------------------
Increase (Decrease) in Net Asset Value:                       2003       2002        2001       2000        1999
==================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of year ...................   $  10.72   $  12.02    $  13.83   $  14.33    $  12.86
                                                            ------------------------------------------------------
   Investment income -- net+ ............................        .17        .25         .27        .32         .51
   Realized and unrealized gain (loss) on investments
   and foreign currency transactions -- net .............       3.10      (1.14)       (.19)       .87        2.46
                                                            ------------------------------------------------------
   Total from investment operations .....................       3.27       (.89)        .08       1.19        2.97
                                                            ------------------------------------------------------
   Less dividends and distributions:
      Investment income -- net ..........................       (.33)      (.40)       (.20)      (.56)       (.45)
      In excess of investment income -- net .............         --         --          --         --++        --
      Realized gain on investments -- net ...............         --       (.01)      (1.69)     (1.13)      (1.05)
                                                            ------------------------------------------------------
   Total dividends and distributions ....................       (.33)      (.41)      (1.89)     (1.69)      (1.50)
                                                            ------------------------------------------------------
   Net asset value, end of year .........................   $  13.66   $  10.72    $  12.02   $  13.83    $  14.33
                                                            ======================================================

==================================================================================================================
Total Investment Return*
------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................      31.03%     (7.76%)       .42%      9.07%      25.05%
                                                            ======================================================

==================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------
   Expenses, net of waiver ..............................       1.96%      1.96%       1.97%      1.91%       1.95%
                                                            ======================================================
   Expenses .............................................       2.00%      2.00%       2.01%      1.95%       2.01%
                                                            ======================================================
   Investment income -- net .............................       1.45%      2.10%       2.12%      2.36%       3.84%
                                                            ======================================================

==================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------
   Net assets, end of year (in thousands) ...............   $865,342   $521,679    $346,124   $312,568    $322,238
                                                            ======================================================
   Portfolio turnover ...................................      45.28%     58.42%      44.87%     53.75%      26.95%
                                                            ======================================================

          *    Total investment returns exclude the effects of sales charges.
          +    Based on average shares outstanding.
          ++   Amount is less than $(.01) per share.

See Notes to Financial Statements.

36         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.      OCTOBER 31, 2003

                                                                                          Class I+++
                                                               ----------------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.                             For the Year Ended October 31,
                                                               ----------------------------------------------------------------
Increase (Decrease) in Net Asset Value:                         2003        2002          2001         2000          1999
===============================================================================================================================
Per Share Operating Performance
-------------------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of year ......................   $    11.20   $    12.53    $    14.33   $    14.79    $    13.25
                                                               ----------------------------------------------------------------
   Investment income -- net+ ...............................          .32          .38           .42          .48           .67
   Realized and unrealized gain (loss) on investments and
   foreign currency transactions -- net ....................         3.23        (1.19)         (.20)         .90          2.53
                                                               ----------------------------------------------------------------
   Total from investment operations ........................         3.55         (.81)          .22         1.38          3.20
                                                               ----------------------------------------------------------------
   Less dividends and distributions:
      Investment income -- net .............................         (.44)        (.51)         (.33)        (.71)         (.61)
      In excess of investment income -- net ................           --           --            --           --++          --
      Realized gain on investments -- net ..................           --         (.01)        (1.69)       (1.13)        (1.05)
                                                               ----------------------------------------------------------------
   Total dividends and distributions .......................         (.44)        (.52)        (2.02)       (1.84)        (1.66)
                                                               ----------------------------------------------------------------
   Net asset value, end of year ............................   $    14.31   $    11.20    $    12.53   $    14.33    $    14.79
                                                               ================================================================

===============================================================================================================================
Total Investment Return*
-------------------------------------------------------------------------------------------------------------------------------

   Based on net asset value per share ......................        32.42%       (6.83%)        1.52%       10.20%        26.30%
                                                               ================================================================

===============================================================================================================================
Ratios to Average Net Assets
-------------------------------------------------------------------------------------------------------------------------------

   Expenses, net of waiver .................................          .94%         .94%          .94%         .88%          .91%
                                                               ================================================================
   Expenses ................................................          .97%         .98%          .98%         .93%          .97%
                                                               ================================================================
   Investment income -- net ................................         2.55%        3.09%         3.14%        3.40%         4.86%
                                                               ================================================================

===============================================================================================================================
Supplemental Data
-------------------------------------------------------------------------------------------------------------------------------

   Net assets, end of year (in thousands) ..................   $1,370,866   $1,168,632    $1,284,915   $1,224,613    $1,305,473
                                                               ================================================================
   Portfolio turnover ......................................        45.28%       58.42%        44.87%       53.75%        26.95%
                                                               ================================================================

          *    Total investment returns exclude the effects of sales charges.
          +    Based on average shares outstanding.
          ++   Amount is less than $(.01) per share.
          +++  Effective April 14, 2003,Class A Shares were redesignated Class I
               Shares.

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    37

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Financial Highlights (concluded)

                                                                   Class R
                                                               --------------
The following per share data and ratios have been derived      For the Period
from information provided in the financial statements.         Jan. 3, 2003++
                                                               to October 31,
Increase (Decrease) in Net Asset Value:                             2003
=============================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------

   Net asset value, beginning of period ....................      $11.43
                                                                  ------
   Investment income -- net+ ...............................         .08
   Realized and unrealized gain on investments and foreign
   currency transactions -- net ............................        2.71
                                                                  ------
   Total from investment operations ........................        2.79
                                                                  ------
   Less dividends from investment income -- net ............        (.18)
                                                                  ------
   Net asset value, end of period ..........................      $14.04
                                                                  ======

=============================================================================
Total Investment Return**
-----------------------------------------------------------------------------

   Based on net asset value per share ......................       24.57%+++
                                                                  ======

=============================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------

   Expenses, net of waiver .................................        1.42%*
                                                                  ======
   Expenses ................................................        1.47%*
                                                                  ======
   Investment income -- net ................................        1.93%*
                                                                  ======

=============================================================================
Supplemental Data
-----------------------------------------------------------------------------

   Net assets, end of period (in thousands) ................      $  341
                                                                  ======
   Portfolio turnover ......................................       45.28%++++
                                                                  ======

          *    Annualized.
          **   Total investment returns exclude the effects of sales charges.
          +    Based on average shares outstanding.
          ++   Commencement of operations.
          +++  Aggregate total investment return.
          ++++ Percentage shown is for the year ended October 31, 2003.

See Notes to Financial Statements.

38         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Notes to Financial Statements

          1. Significant Accounting Policies:

          Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The Fund offers multiple classes of shares. Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. The Fund's financial statements and financial highlights contained within this report reflect the new share class redesignation. Shares of Class A and Class I are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. Class R Shares are sold only to certain retirement plans. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B, Class C and Class R Shares bear certain expenses related to the account maintenance of such shares, and Class B, Class C and Class R Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments and foreign currency transactions are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

          (a) Valuation of investments -- Equity securities that are held by the Fund that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Fund. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

          Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

          Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund's Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Fund.

          Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    39

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements (continued)

          expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Fund's Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Fund's Board of Directors.

          (b) Repurchase agreements -- The Fund invests in securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Fund takes possession of the underlying securities, marks to market such securities and, if necessary, receives additional securities daily to ensure that the contract is fully collateralized. If the seller defaults and the fair value of the collateral declines, liquidation of the collateral by the Fund may be delayed or limited.

          (c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

          (d) Derivative financial instruments -- The Fund may engage in various portfolio investment strategies both to increase the return of the Fund and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

          . Forward foreign exchange contracts -- The Fund is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Fund as an unrealized gain or loss. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

          . Foreign currency options and futures -- The Fund may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

          . Options -- The Fund is authorized to purchase and write covered call and put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current value of the option written.

               When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

               Written and purchased options are non-income producing investments.

          . Financial futures contracts -- The Fund may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the

40         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

               Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

          . Swaps -- The Fund may enter into swap agreements, which are over-the-counter contracts in which the Fund and a counterparty agree to make periodic net payments on a specified notional amount. The net payments can be made for a set period of time or may be triggered by a pre-determined credit event. The net periodic payments may be based on a fixed or variable interest rate; the change in market value of a specified security, basket of securities, or index; or the return generated by a security.

          (e) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

          (f) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income is recognized on the accrual basis. The Fund amortizes all premiums and discounts on debt securities.

          (g) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

          (h) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

          (i) Short sales -- When the Fund engages in a short sale, an amount equal to the proceeds received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the market value of the short sale. The Fund maintains a segregated account of securities as collateral for the short sales. The Fund is exposed to market risk based on the amount, if any, that the market value of the stock exceeds the market value of the securities in the segregated account. The Fund is required to repay the counterparty any dividends or interest received on the security sold short.

          (j) Securities lending -- The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Fund and any additional required collateral is delivered to the Fund on the next business day. Where the Fund receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Fund typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

          (k) Reclassification -- Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $113,254,626 have been reclassified between accumulated net realized capital losses and undistributed net investment income and $12,877 has been reclassified between paid-in capital in excess of par and undistributed net investment income. These reclassifications have no effect on net assets or on net asset values per share.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    41

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements (continued)

          2. Investment Advisory Agreement and Transactions with Affiliates:

          The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers, L.P. ("MLIM"). The general partner of MLIM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc.("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

          MLIM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of .75%, on an annual basis, of the average daily value of the Fund's net assets. MLIM has agreed to waive a portion of its fee payable by the Fund so that such fee is reduced for average daily net assets of the Fund in excess of $2.5 billion from the annual rate of .75% to .70%, from .70% to .65% for average daily net assets in excess of $5 billion, from .65% to .625% for average daily net assets in excess of $7.5 billion, and from .625% to .60% for average daily net assets in excess of $10 billion. For the year ended October 31, 2003, MLIM earned fees of $44,763,513, of which $2,218,468 was waived. MLIM has entered into a Sub-Advisory Agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), an affiliate of MLIM, pursuant to which MLAM U.K. provides investment advisory services to MLIM with respect to the Fund. There is no increase in the aggregate fees paid by the Fund for these services.

          Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

          ----------------------------------------------------------------------
                                                         Account
                                                      Maintenance   Distribution
                                                          Fee            Fee
          ----------------------------------------------------------------------
          Class A .................................       .25%            --
          Class B .................................       .25%           .75%
          Class C .................................       .25%           .75%
          Class R .................................       .25%           .25%
          ----------------------------------------------------------------------

          Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B, Class C and Class R shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B, Class C and Class R shareholders.

          For the year ended October 31, 2003, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class I Shares as follows:

          ----------------------------------------------------------------------
                                                               FAMD      MLPF&S
          ----------------------------------------------------------------------
          Class A ........................................   $72,382    $993,794
          Class I ........................................   $ 4,804    $ 55,378
          ----------------------------------------------------------------------

          For the year ended October 31, 2003, MLPF&S received contingent deferred sales charges of $1,379,044 and $177,000 relating to transactions in Class B and Class C Shares, respectively. Furthermore, MLPF&S received contingent deferred sales charges of $3,720 and $8,744 relating to transactions subject to front-end sales charge waivers in Class A and Class I Shares, respectively.

          The Fund has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to MLPF&S or its affiliates. As of October 31, 2003, the Fund lent securities with a value of $67,285,038 to MLPF&S or its affiliates. Pursuant to that order, the Fund also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of MLIM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Fund, invest cash collateral received by the

42         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

          Fund for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by MLIM or its affiliates. For the year ended October 31, 2003, MLIM, LLC received $451,750 in securities lending agent fees.

          In addition, MLPF&S received $796,609 in commissions on the execution of portfolio security transactions for the Fund for the year ended October 31, 2003.

          Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

          For the year ended October 31, 2003, the Fund reimbursed MLIM $137,119 for certain accounting services.

          Certain officers and/or directors of the Fund are officers and/or directors of MLIM, PSI, MLAM U.K., FDS, FAMD, and/or ML & Co.

          3. Investments:

          Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 2003 were $2,265,413,763 and $2,712,452,455, respectively.

          Net realized gains (losses) for the year ended October 31, 2003 and net unrealized gains (losses) as of October 31, 2003 were as follows:

          ----------------------------------------------------------------------
                                                     Realized      Unrealized
                                                  Gains (Losses)  Gains (Losses)
          ----------------------------------------------------------------------
          Long-term investments ...............   $(176,109,301)   $686,371,734
          Short-term investments ..............              --       1,461,508
          Options written .....................      18,298,420      (1,947,583)
          Financial futures contracts .........      15,578,685        (982,670)
          Deferred foreign capital
             gain tax .........................              --      (9,808,785)
          Forward foreign exchange
             contracts ........................     (26,633,756)     (7,284,627)
          Foreign currency
             transactions .....................     145,322,380         343,665
                                                  -----------------------------
          Total ...............................   $ (23,543,572)   $668,153,242
                                                  =============================

          As of October 31, 2003, net unrealized appreciation for Federal income tax purposes aggregated $680,986,061, of which $1,098,959,991 related to appreciated securities and $417,973,930 related to depreciated securities. At October 31, 2003, the aggregate cost of investments, net of options written, for Federal income tax purposes was $6,614,360,370.

          Transactions in call options written for the year ended October 31, 2003 were as follows:

          ----------------------------------------------------------------------
                                                       Number of     Premiums
                                                       Contracts     Received
          ----------------------------------------------------------------------
          Outstanding call options
             written, beginning of year.............     33,825    $  5,375,652
          Options written ..........................    139,198      23,696,817
          Options exercised ........................    (21,490)     (3,724,395)
          Options expired ..........................    (95,190)    (16,413,390)
          Options closed ...........................    (28,376)     (4,622,577)
                                                       -------------------------
          Outstanding call options
             written, end of year...................     27,967    $  4,312,107
                                                       =========================

          4. Capital Share Transactions:

          Net increase in net assets derived from capital share transactions was $1,802,763 and $83,901,312 for the years ended October 31,2003 and October 31, 2002, respectively.

          Transactions in capital shares for each class were as follows:

          ----------------------------------------------------------------------
          Class A Shares for the Year                                 Dollar
          Ended October 31, 2003+                     Shares          Amount
          ----------------------------------------------------------------------
          Shares sold ...........................    15,097,056   $ 193,234,872
          Automatic conversion of shares ........    14,318,884     179,016,190
          Shares issued to shareholders in
             reinvestment of dividends ..........     5,328,212      64,294,022
                                                    ---------------------------
          Total issued ..........................    34,744,152     436,545,084
          Shares redeemed .......................   (30,970,261)   (377,874,426)
                                                    ---------------------------
          Net increase ..........................     3,773,891   $  58,670,658
                                                    ===========================

          + Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

          ----------------------------------------------------------------------
          Class A Shares for the Year                                 Dollar
          Ended October 31, 2002+                     Shares          Amount
          ----------------------------------------------------------------------
          Shares sold ...........................    13,516,589   $ 167,221,900
          Automatic conversion of shares ........    50,064,486     629,171,328
          Shares issued to shareholders in
             reinvestment of dividends and
             distributions ......................     5,637,955      69,537,890
                                                    ---------------------------
          Total issued ..........................    69,219,030     865,931,118
          Shares redeemed .......................   (33,269,616)   (405,413,857)
                                                    ---------------------------
          Net increase ..........................    35,949,414   $ 460,517,261
                                                    ===========================

          + Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    43

[LOGO] MERRILL LYNCH Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements (continued)

          ----------------------------------------------------------------------
          Class B Shares for the Year                                 Dollar
          Ended October 31, 2003                       Shares         Amount
          ----------------------------------------------------------------------
          Shares sold ...........................    28,071,365   $ 349,975,832
          Shares issued to shareholders in
             reinvestment of dividends ..........     3,558,116      42,009,094
                                                    ---------------------------
          Total issued ..........................    31,629,481     391,984,926
          Automatic conversion of shares ........   (14,592,489)   (179,016,190)
          Shares redeemed .......................   (30,471,040)   (365,563,003)
                                                    ---------------------------
          Net decrease ..........................   (13,434,048)  $(152,594,267)
                                                    ===========================

          ----------------------------------------------------------------------
          Class B Shares for the Year                                 Dollar
          Ended October 31, 2002                       Shares         Amount
          ----------------------------------------------------------------------
          Shares sold ...........................    34,444,276   $ 421,222,589
          Shares issued to shareholders in
             reinvestment of dividends and
             distributions ......................     5,154,444      63,024,037
                                                    ---------------------------
          Total issued ..........................    39,598,720     484,246,626
          Automatic conversion of shares ........   (51,034,250)   (629,171,328)
          Shares redeemed .......................   (41,774,172)   (502,187,077)
                                                    ---------------------------
          Net decrease ..........................   (53,209,702)  $(647,111,779)
                                                    ===========================

          ---------------------------------------------------------------------
          Class C Shares for the Year                                 Dollar
          Ended October 31, 2003                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold ...........................    21,640,996   $270,667,857
          Shares issued to shareholders in
          reinvestment of dividends .............     1,251,418     14,503,688
                                                     -------------------------
          Total issued ..........................    22,892,414    285,171,545
          Shares redeemed .......................    (8,229,751)   (97,017,809)
                                                     -------------------------
          Net increase ..........................    14,662,663   $188,153,736
                                                     =========================

          ----------------------------------------------------------------------
          Class C Shares for the Year                                 Dollar
          Ended October 31, 2002                       Shares         Amount
          ----------------------------------------------------------------------
          Shares sold ...........................   26,546,230   $ 320,605,130
          Shares issued to shareholders in
             reinvestment of dividends and
             distributions ......................    1,021,333      12,076,443
                                                    ---------------------------
          Total issued ..........................   27,567,563     332,681,573
          Shares redeemed .......................   (7,681,329)    (88,823,805)
                                                    ---------------------------
          Net increase ..........................   19,886,234   $ 243,857,768
                                                    ===========================

          ----------------------------------------------------------------------
          Class I Shares for the Year                                 Dollar
          Ended October 31, 2003+                      Shares         Amount
          ----------------------------------------------------------------------
          Shares sold ...........................    19,863,714   $ 252,528,691
          Shares issued to shareholders in
             reinvestment of dividends ..........     2,991,641      36,070,195
                                                    -----------   -------------
          Total issued ..........................    22,855,355     288,598,886
          Shares redeemed .......................   (31,419,030)   (381,356,528)
                                                    -----------   -------------
          Net decrease ..........................    (8,563,675)  $ (92,757,642)
                                                    ===========   =============

          + Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

          ----------------------------------------------------------------------
          Class I Shares for the Year                                 Dollar
          Ended October 31, 2002+                      Shares         Amount
          ----------------------------------------------------------------------
          Shares sold                                20,336,997   $ 254,426,971
          Shares issued to shareholders in
             reinvestment of dividends and
             distributions ......................     3,774,328      46,682,736
                                                    ---------------------------
          Total issued ..........................    24,111,325     301,109,707
          Shares redeemed .......................   (22,318,306)   (274,471,645)
                                                    ---------------------------
          Net increase ..........................     1,793,019   $  26,638,062
                                                    ===========================

          + Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

          ----------------------------------------------------------------------
          Class R Shares for the Period
          January 3, 2003+ to                                            Dollar
          October 31, 2003                                    Shares     Amount
          ----------------------------------------------------------------------
          Shares sold .....................................   27,169   $369,664
          Shares issued to shareholders in
             reinvestment of dividends ....................      191      2,459
                                                              -----------------
          Total issued ....................................   27,360    372,123
          Shares redeemed .................................   (3,057)   (41,845)
                                                              -----------------
          Net increase ....................................   24,303   $330,278
                                                              =================

          +    Commencement of operations.

          5. Short-Term Borrowings:

          The Fund, along with certain other funds managed by MLIM and its affiliates, is a party to a $500,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on

44         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Notes to Financial Statements (concluded)

          the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 28, 2002, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Fund did not borrow under the credit agreement during the year ended October 31, 2003.

          6. Distributions to Shareholders:

          The tax character of distributions paid during the fiscal years ended October 31, 2003 and October 31, 2002 was as follows:

          ----------------------------------------------------------------------
                                                      10/31/2003     10/31/2002
          ----------------------------------------------------------------------
          Distributions paid from:
          Ordinary income ........................   $181,602,319   $222,159,156
                                                     ---------------------------
          Total taxable distributions ............   $181,602,319   $222,159,156
                                                     ===========================

          As of October 31, 2003, the components of accumulated earnings on a tax basis were as follows:

          ----------------------------------------------------------------------
          Undistributed ordinary income -- net ...............   $ 141,688,847
          Undistributed long-term capital gains -- net........              --
                                                                 -------------
          Total undistributed earnings -- net ................     141,688,847
          Capital loss carryforward ..........................    (176,045,008)*
          Unrealized gains -- net ............................     662,593,236**
                                                                 -------------
          Total accumulated earnings -- net ..................   $ 628,237,075
                                                                 =============

          * On October 31, 2003, the Fund had a net capital loss carryforward of $176,045,008, of which $38,618,662 expires in 2010 and
               $137,426,346 expires in 2011. This amount will be available to offset like amounts of any future taxable gains.
          ** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales, the tax deferral of losses on straddles, the realization for tax purposes of unrealized gains (losses) on certain foreign currency contracts, the difference between book and tax amortization methods for premiums and discounts on fixed income securities, the realization for tax purposes of unrealized gains on investments in passive foreign investment companies, book/tax differences in the accrual of income on securities in default and other book/tax temporary differences.

          7. Commitments:

          At October 31, 2003, the Fund had entered into foreign exchange contracts, in addition to the contracts listed on the Schedule of Investments, under which it had agreed to purchase various foreign currencies with an approximate value of $1,216,000.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    45

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Independent Auditors' Report

          To the Shareholders and Board of Directors of Merrill Lynch Global Allocation Fund, Inc.:

          We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Global Allocation Fund, Inc. as of October 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2003, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Merrill Lynch Global Allocation Fund, Inc. as of October 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

          Deloitte & Touche LLP
          Princeton, New Jersey
          December 22,2003

46         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31,2003

Important Tax Information (unaudited)

          The following information is provided with respect to the ordinary income distributions paid by Merrill Lynch Global Allocation Fund,Inc. during the fiscal year ended October 31,2003:

          --------------------------------------------------------------------------------------------
                                                        Record Date:   December 11,2002   July 16,2003
                                                       Payable Date:   December 17,2002   July 22,2003
          --------------------------------------------------------------------------------------------

          Qualified Dividend Income for Individuals ................          None            22.41%
          Dividends Qualifying for the Dividends
             Received Deductions for Corporations ..................         11.22%           13.22%
          Federal Obligation Interest ..............................          4.50%            None
          --------------------------------------------------------------------------------------------

          The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult your tax adviser to determine if any portion of the dividends you received is exempt from state income tax.

          Please retain this information for your records.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    47

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Officers and Directors (unaudited)

                                                                                                   Number of
                                                                                                 Portfolios in   Other Public
                                      Position(s)    Length                                      Fund Complex    Directorships
                                         Held       of Time   Principal Occupation(s) During      Overseen by       Held by
Name                  Address & Age    with Fund     Served            Past 5 Years                Director        Director
==============================================================================================================================
Interested Director
------------------------------------------------------------------------------------------------------------------------------
Terry K. Glenn*       P.O. Box 9011   President     1999 to   President and Chairman of the     124 Funds        None
                      Princeton,      and           present   Merrill Lynch Investment          163 Portfolios
                      NJ 08543-9011   Director      and       Managers, L.P. ("MLIM")/Fund
                      Age:63                        1989 to   Asset Management, L.P. ("FAM")
                                                    present   --Advised Funds since 1999;
                                                              Chairman (Americas Region) of
                                                              MLIM from 2000 to 2002;
                                                              Executive Vice President
                                                              of MLIM and FAM (which terms
                                                              as used herein include their
                                                              corporate predecessors) from
                                                              1983 to 2002; President of FAM
                                                              Distributors, Inc. ("FAMD")
                                                              from 1986 to 2002 and Director
                                                              thereof from 1991 to
                                                              2002; Executive Vice President
                                                              and Director of Princeton
                                                              Services, Inc. ("Princeton
                                                              Services") from 1993 to 2002;
                                                              President of Princeton
                                                              Administrators, L.P. from 1989
                                                              to 2002; Director of Financial
                                                              Data Services, Inc. since 1985.
          --------------------------------------------------------------------------------------------------------------------

          * Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which MLIM or FAM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P. The Director's term is unlimited. Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund President, Mr. Glenn serves at the pleasure of the Board of Directors.

48         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

                                                                                                        Number of
                                                                                                      Portfolios in    Other Public
                                                    Position(s)    Length                             Fund Complex    Directorships
                                                       Held       Of Time   Principal Occupation(s)    Overseen by       Held by
Name                     Address & Age               with Fund     Served     During Past 5 Years        Director        Director
===================================================================================================================================
Independent Directors*
-----------------------------------------------------------------------------------------------------------------------------------
Ronald W. Forbes         P.O. Box 9095                Director    2000 to   Professor Emeritus of     50 Funds        None
                         Princeton, NJ 08543-9095                 present   Finance, School of        49 Portfolios
                         Age: 63                                            Business, State
                                                                            University of New York
                                                                            at Albany since 2000
                                                                            and Professor thereof
                                                                            from 1989 to 2000;
                                                                            International
                                                                            Consultant at the Urban
                                                                            Institute from 1995 to
                                                                            1999.
-----------------------------------------------------------------------------------------------------------------------------------
Cynthia A. Montgomery    P.O. Box 9095                Director    2000 to   Professor, Harvard        50 Funds        Unum Provident
                         Princeton, NJ 08543-9095                 present   Business School since     49 Portfolios   Corporation;
                         Age: 51                                            1989.                                     Newell
                                                                                                                      Rubbermaid,
                                                                                                                      Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Charles C. Reilly        P.O. Box 9095                Director    1990 to   Self-employed financial   50 Funds        None
                         Princeton, NJ 08543-9095                 present   consultant since 1990.    49 Portfolios
                         Age: 72
-----------------------------------------------------------------------------------------------------------------------------------
Kevin A. Ryan            P.O. Box 9095                Director    2000 to   Founder and Director      50 Funds        None
                         Princeton, NJ 08543-9095                 present   Emeritus of The Boston    49 Portfolios
                         Age: 71                                            University Center for
                                                                            the Advancement of
                                                                            Ethics and Character;
                                                                            Professor of Education
                                                                            at Boston University
                                                                            from 1982 to 1999 and
                                                                            Professor Emeritus
                                                                            thereof since 1999.
-----------------------------------------------------------------------------------------------------------------------------------
Roscoe S. Suddarth       P.O. Box 9095                Director    2000 to   President, Middle East    50 Funds        None
                         Princeton, NJ 08543-9095                 present   Institute from 1995 to    49 Portfolios
                         Age: 68                                            2001; Foreign Service
                                                                            Officer, United States
                                                                            Foreign Service, from
                                                                            1961 to 1995; Career
                                                                            Minister from 1989 to
                                                                            1995; Deputy Inspector
                                                                            General, U.S.
                                                                            Department of State,
                                                                            from 1991 to 1994; U.S.
                                                                            Ambassador to the
                                                                            Hashemite Kingdom of
                                                                            Jordan from 1987 to
                                                                            1990.
-----------------------------------------------------------------------------------------------------------------------------------
Richard R. West          P.O. Box 9095                Director    1989 to   Dean Emeritus of New      50 Funds        Bowne & Co.,
                         Princeton, NJ 08543-9095                 present   York University,          49 Portfolios   Inc.; Vornado
                         Age: 65                                            Leonard N. Stern School                   Realty Trust;
                                                                            of Business                               Vornado
                                                                            Administration since                      Operating
                                                                            1994.                                     Company;
                                                                                                                      Alexander's,
                                                                                                                      Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Edward D. Zinbarg        P.O. Box 9095                Director    1994 to   Self-employed financial   50 Funds        None
                         Princeton, NJ 08543-9095                 present   consultant since 1994;    49 Portfolios
                         Age: 69                                            Executive Vice
                                                                            President of The
                                                                            Prudential Insurance
                                                                            Company of America from
                                                                            1988 to 1994; Former
                                                                            Director of Prudential
                                                                            Reinsurance Company and
                                                                            former Trustee of The
                                                                            Prudential Foundation.
-----------------------------------------------------------------------------------------------------------------------------------
*    The Director's term is unlimited. Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
-----------------------------------------------------------------------------------------------------------------------------------

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    49

Officers and Directors (unaudited)(concluded)

                                                 Position(s)   Length
                                                    Held       Of Time
Name                   Address & Age              with Fund    Served*   Principal Occupation(s) During Past 5 Years
====================================================================================================================
Fund Officers
--------------------------------------------------------------------------------------------------------------------
Donald C. Burke        P.O. Box 9011              Vice         1993 to   First Vice President of MLIM and FAM since
                       Princeton, NJ 08543-9011   President    present   1997 and Treasurer thereof since 1999;
                       Age: 43                    and          and       Senior Vice President and Treasurer of
                                                  Treasurer    1999 to   Princeton Services since 1999; Vice
                                                               present   President of FAMD since 1999; Director of
                                                                         MLIM Taxation since 1990.
--------------------------------------------------------------------------------------------------------------------
Robert C. Doll, Jr.    P.O. Box 9011              Senior       1999 to   President of MLIM and member of the
                       Princeton, NJ 08543-9011   Vice         present   Executive Management Committee of ML &
                       Age: 49                    President              Co., Inc. since 2001; Global Chief
                                                                         Investment Officer and Senior Portfolio
                                                                         Manager of MLIM since 1999; Chief
                                                                         Investment Officer of Equities at
                                                                         Oppenheimer Funds, Inc. from 1990 to 1999
                                                                         and Chief Investment Officer thereof from
                                                                         1998 to 1999; Executive Vice President of
                                                                         Oppenheimer Funds, Inc. from 1991 to 1999.
--------------------------------------------------------------------------------------------------------------------
Dennis Stattman        P.O. Box 9011              Vice         2001 to   Managing Director of MLIM since
                       Princeton, NJ 08543-9011   President    present   2000; Director (Equities) of MLIM from 1997
                       Age: 52                                           to 2000.
--------------------------------------------------------------------------------------------------------------------
Phillip S. Gillespie   P.O. Box 9011              Secretary    2003 to   First Vice President of MLIM since
                       Princeton, NJ 08543-9011                present   2001; Director of MLIM from 2000 to 2001;
                       Age: 39                                           Vice President (Legal Advisory) of MLIM
                                                                         from 1999 to 2000 and Attorney associated
                                                                         with MLIM since 1998; Assistant General
                                                                         Counsel of Chancellor LGT Asset
                                                                         Management, Inc. from 1997 to 1998.
--------------------------------------------------------------------------------------------------------------------
* Officers of the Fund serve at the pleasure of the Board of Directors.
-------------------------------------------------------------------------------------------------------------------
          Further information about the Fund's Officers and Directors is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.
-------------------------------------------------------------------------------------------------------------------
                       Custodian                                         Transfer Agent
                       Brown Brothers Harriman & Co.                     Financial Data Services, Inc.
                       40 Water Street                                   4800 Deer Lake Drive East
                       Boston, MA 02109-3661                             Jacksonville, FL 32246-6484
                                                                         800-637-3863

50         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003

Electronic Delivery

          The Fund is now offering electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this website http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.

           MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.     OCTOBER 31, 2003    51

[LOGO] Merrill Lynch   Investment Managers                       www.mlim.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change. Please see the Fund's prospectus for a description of risks associated with global investments.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863);(2) on www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's website at http://www.sec.gov.

Merrill Lynch Global Allocation Fund,Inc. Box
9011 Princeton, NJ
08543-9011

                                                                    #10873-10/03